U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

INFORMATION REQUIRED IN PROXY STATEMENT

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the Appropriate Box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

APOLLO GOLD CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously paid:

(1)	Form, Schedule or Registration Statement No.:

(2)	Filing Party:

(3)	Date Filed:

NOTICE OF ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS OF

APOLLO GOLD CORPORATION

AND MANAGEMENT INFORMATION AND PROXY CIRCULAR

April 3, 2009

INVITATION TO SHAREHOLDERS

It is my great pleasure to invite you to join our board of directors and the senior management of Apollo Gold Corporation at our next annual and special meeting, which convenes at 10:00 a.m. (Colorado time) on May 7, 2009, at Hyatt Regency Tech Center, 7800 East Tufts Avenue, Denver, CO 80237.

I urge you to attend if you can. This occasion is your opportunity to receive a first-hand account of how Apollo Gold Corporation performed for the year ended December 31, 2008, as well as to hear our plans for the future.

Should you have any questions for senior management, the annual meeting is an excellent place to raise them.

If you cannot attend in person, I encourage you to exercise the power of your proxy, by signing, dating and returning the enclosed proxy promptly in the accompanying reply envelope. If you decide to attend the annual and special meeting and wish to change your proxy vote, you may change your proxy by voting in person at the annual and special meeting. For further information regarding the power of your proxy please read the accompanying Management Information and Proxy Circular.

I appreciate your participation, and I look forward to seeing you this May in Denver, Colorado.

Sincerely,

(Signed)	R. David Russell President and Chief Executive Officer	April 3, 2009

i

NOTICE OF ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS

NOTICE IS HEREBY GIVEN THAT an annual and special meeting (the “Meeting”) of the shareholders of Apollo Gold Corporation (the “Corporation”) will be held at the Hyatt Regency Tech Center, 7800 East Tufts Avenue — Denver, CO 80237 on May 7, 2009, at 10 a.m. (Colorado time) for the following purposes:

(1)	to receive the consolidated financial statements of the Corporation for the fiscal year ended December 31, 2008, together with the report of the auditors thereon;
(2)	to elect directors of the Corporation;
(3)	to appoint the Corporation’s independent auditors and to authorize the directors to fix their remuneration;
(4)	to consider and, if deemed advisable, to pass, with or without variation, an ordinary resolution authorizing certain amendments to the stock option incentive plan of the Corporation, as more particularly described in the Circular; and
(5)	to transact such other business as may properly come before the Meeting or any adjournment thereof.

The accompanying Management Information and Proxy Circular provides additional information relating to the matters to be dealt with at the Meeting and is deemed to form part of this Notice of Meeting.

SHAREHOLDERS WHO ARE UNABLE TO ATTEND THE MEETING IN PERSON ARE REQUESTED TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY, AND TO RETURN IT IN THE ENVELOPE PROVIDED FOR THAT PURPOSE.

If you are a REGISTERED SHAREHOLDER of the Corporation and are unable to attend the Meeting in person, please date and execute the accompanying form of proxy. Proxies to be used at the Meeting must be deposited with CIBC Mellon, PO Box 721, Agincourt, Ontario, M1S 0A1 Canada, or transmitted via facsimile to (416) 368-2502, before 5:00 p.m. (Toronto time) on May 5, 2009.

If you are a NON-REGISTERED SHAREHOLDER of the Corporation and receive these materials through your broker or another intermediary, please complete and return the materials in accordance with the instructions provided to you by your broker or such other intermediary. In addition, please read the section entitled Q&A on Proxy Voting “If my shares are not registered in my name but are held in the name of a nominee (a bank, trust company, securities broker, trustee or other), how do I vote my shares?”

By Order of the Board,
(Signed) R. David Russell President and Chief Executive Officer

Greenwood Village, Colorado
April 3, 2009

Important Notice Regarding Availability of Proxy Materials
for the Annual and Special Meeting of Shareholders to be Held May 7, 2009.

The Notice of Annual and Special Meeting, Proxy Circular, Proxy and the Annual Report
are Available at http://www.apollogold.com/htmlpage/agm.htm

APOLLO GOLD CORPORATION

APOLLO GOLD CORPORATION
5655 S. YOSEMITE STREET, SUITE 200
GREENWOOD VILLAGE, COLORADO 80111-3220

MANAGEMENT INFORMATION AND PROXY CIRCULAR

GENERAL PROXY INFORMATION

Solicitation of Proxies

This Management Information and Proxy Circular (the “Circular”) is furnished in connection with the solicitation of proxies on behalf of Apollo Gold Corporation (the “Corporation” or “Apollo”) by its management for use at the annual and special meeting (the “Meeting”) of shareholders of the Corporation (the “shareholders”) to be held on May 7, 2009, at 10:00 a.m. (Colorado time), or any adjournment thereof, at Hyatt Regency Tech Center, 7800 East Tufts Avenue, Denver, CO 80237 for the purposes set out in the accompanying notice of meeting (the “Notice of Meeting”).

The solicitations will be made primarily by mail and online (see below), but proxies may also be solicited personally or by telephone by directors, officers and regular employees of the Corporation at nominal cost. Banks, brokers, custodians, nominees and fiduciaries will be requested to forward the proxy soliciting materials to beneficial owners, and the Corporation will reimburse such persons for reasonable out-of-pocket expenses incurred by them in this connection. The expenses of soliciting proxies, including the cost of preparing, assembling and mailing this proxy material to shareholders, will be borne by the Corporation.

Pursuant to new rules promulgated by the U.S. Securities and Exchange Commission (the “SEC”), the Corporation is providing access to this Circular, the Notice of Meeting, the accompanying Proxy and the annual report on the Internet at http://www.apollogold.com/htmlpage/agm.htm. These proxy materials are available free of charge.

This Circular, the Notice of Meeting and accompanying Proxy are being mailed on or about April 7, 2009.

Quorum

A quorum is required in order for the Meeting to be properly constituted. The holders of at least one-third of the shares entitled to vote at a meeting of shareholders, personally present or represented by proxy, shall constitute a quorum.

Voting Shares and Principal Holders Thereof

The authorized capital of the Corporation consists of an unlimited number of common shares (“Common Shares”). As of the close of business on April 3, 2009, the record date for the Meeting, 233,561,195 Common Shares were outstanding and entitled to vote. Each Common Share is entitled to one (1) vote. The outstanding Common Shares are listed on the Toronto Stock Exchange (the “TSX”) under the symbol APG, and on the NYSE Amex (“NYSE Amex”) under the symbol AGT.

Beneficial Ownership Table

The following table sets forth certain information known to the Corporation with respect to the beneficial ownership of the Corporation’s Common Shares as of April 3, 2009 by (i) all persons who are known to the Corporation to be beneficial owners of five percent (5%) or more of the Common Shares, (ii) each of the proposed directors, (iii) the chief executive officer, the chief financial officer, three other executive officers whose total compensation is more than $100,000 (collectively, the “Named Executive Officers”) and (iv) all proposed directors and Named Executive Officers as a group.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the “SEC”) and includes voting or investment power with respect to the securities. Common Shares subject to options or warrants that are currently exercisable or exercisable within 60 days of April 3, 2009 are deemed to be outstanding and to be beneficially owned by the person or group holding such options or warrants for the purpose of computing the percentage ownership of such person or group but are not treated as outstanding for the purpose of computing the percentage ownership of any other person or group. Unless otherwise indicated, the address for each of the individuals listed in the table is care of Apollo Gold Corporation, 5655 South Yosemite Street, Suite

200, Greenwood Village, Colorado, 80111-3220. Unless otherwise indicated by footnote, the persons named in the table have sole voting and sole investment power with respect to all Common Shares shown as beneficially owned by them, subject to applicable community property laws.

Name and Address of Beneficial Owner	Shares Beneficially Owned(1)		Percent of Class(2)
RAB Special Situations (Master) Fund Limited(3)	21,404,765	(4)	8.54	(5)
Baker Steel Capital Managers LLP(6)	15,494,000	(7)	6.63%
RMB Australia Holdings Limited(8)	38,661,702	(9)	14.45	%(10)
Macquarie Bank Limited(11)	50,505,463	(12)	18.03	%(13)
W.S. (Steve) Vaughan (Director)	227,500	(14)	*
G. Michael Hobart (Director)	283,045	(14)	*
Charles E. Stott (Director)	312,000	(14)(15)	*
Robert W. Babensee (Director)	277,500	(14)(15)	*
Marvin K. Kaiser (Director)	212,500	(14)	*
David W. Peat (Director)	225,000	(14)(15)	*
R. David Russell (CEO and President, Director)	3,117,100(14)(15)(16)		1.33	%(17)
Melvyn Williams (Sr. Vice President and CFO)	1,589,333	(14)(15)	*
Richard F. Nanna (Sr. Vice President)	1,990,625	(14)	*
Timothy G. Smith (Vice President and General Manager)	472,470	(14)	*
Brent E. Timmons (Vice President & Controller)	253,400	(14)(15)	*
All Named Executive Officers and directors as a group (11 persons)	8,960,473	(14)(16)	3.75	%(18)

*	Represents less than 1% of our outstanding Common Shares.
(1)	Unless otherwise noted, all shares are Common Shares.
(2)	Unless otherwise noted, based on 233,561,195 Common Shares outstanding as of April 3, 2009.
(3)	The address for RAB Special Situations (Master) Fund Limited is P.O. Box 908 GT, Walker House Mary Street, George Town, Cayman Islands.
(4)	Based on information provided on behalf of RAB Special Situations (Master) Fund Limited on March 16, 2009. RAB Special Situations (Master) Fund Limited reported having sole voting and dispositive power over (i) 3,894,765 Common Shares and (ii) $4,290,000 principal amount of convertible debentures convertible into 8,580,000 Common Shares and warrants to acquire additional 8,580,000 Common Shares, which convertible debenture and warrants were acquired in the Corporation’s Series 2007-A convertible debenture placement which was completed in February 2007 (the “2007 Convertible Debenture Offering”). William Philip Seymour Richards, a director of RAB Special Situations (Master) Fund Limited, reported having sole voting and dispositive power over 350,000 Common Shares and having shared voting and dispositive power over the securities described in (i) and (ii) above. The convertible debentures and warrants acquired in the 2007 Convertible Debenture Offering by RAB Special Situations (Master) Limited were amended on February 16, 2009 to (i) extend the term of the convertible debentures to February 23, 2010, (ii) extend the term of the accompanying warrants to March 5, 2010 and (iii) lower the exercise price of the accompanying warrants from US$0.50 to US$0.25.
(5)	Calculated based on 250,721,195 Common Shares outstanding (233,561,195 Common Shares outstanding as of April 3, 2009 plus (i) 8,580,000 Common Shares issuable upon conversion of the $4,290,000 principal amount of convertible debentures owned by RAB Special Situations (Master) Fund Limited and (ii) 8,580,000 Common Shares issuable upon exercise of the 8,580,000 Common Share purchase warrants held by RAB Special Situations (Master) Fund Limited). Under the terms of warrants and convertible debenture acquired in the 2007 Convertible Debenture Offering, and as amended on February 16, 2009, in no event shall such securities be converted into or exercised for Common Shares, if after giving effect to such conversion or exercise, the holder would, in aggregate, beneficially own Common Shares in excess of 9.99% of the issued and outstanding Common Shares, within the meaning of Rule 13d-1 of the Securities Exchange Act of 1934, as amended.

(6)	The address for Baker Steel Capital Managers LLP is 86 Jermyn Street, London, SW1Y 6JD.
(7)	Based on information provided by Baker Steel Capital Managers LLP on March 4, 2009. Common Shares beneficially owned by Baker Steel Capital Manager LLP are held as follows: 2,405,000 held by Genus Dynamic Gold Fund, 9,504,000 held by CF Ruffer Baker Steel Gold Fund, 1,035,000 held by RIT Capital Partners PLC, 1,710,000 held by Select Gold Fund and 840,000 held by Genus National Resources Fund. Each of the foregoing funds is managed by Baker Steel Capital Managers LLP and, consequently, the funds share voting and dispositive power with Baker Steel Capital Managers LLP in respect of the 15,494,000 total Common Shares.
(8)	The address for RMB Australia Holdings Limited is Level 13, 60 Castlereagh Street, Sydney, NSW 2000 Australia.
(9)	Based on information reported by RMB Australia Holdings Limited in its Schedule 13D/A filed with the SEC on March 12, 2009. Common Shares beneficially owned includes: (i) 4,716,800 Common Shares and (ii) an aggregate of 33,944,902 Common Shares issuable upon exercise of Common Share purchase warrants held by RMB Australia Holdings Limited, of which (a) 1,000,000 warrants are exercisable to purchase 1,000,000 Common Shares at a price of US$0.50 per share, (b) 21,307,127 warrants are exercisable to purchase 21,307,127 Common Shares at a price of Cdn.$0.221 per share and (c) 11,637,775 warrants are exercisable to purchase 11,637,775 Common Shares at a price of Cdn.$0.252 per share.
(10)	Calculated based on 267,506,097 Common Shares outstanding (233,561,195 Common Shares outstanding as of April 3, 2009 plus the 33,944,902 Common Shares issuable upon exercise of the 33,944,902 Common Share purchase warrants owned by RMB Australia Holdings Limited described in footnote (9) above).
(11)	The address for Macquarie Bank Limited is 1 Martin Place, Sydney, NSW 2000, Australia.
(12)	Based on information reported by Macquarie Bank Limited in its Schedule 13D/A filed with the SEC on March 4, 2009. Common Shares beneficially owned includes: (i) 4,000,000 Common Shares and (ii) an aggregate of 46,505,463 Common Shares issuable upon exercise of Common Share purchase warrants held by Macquarie Bank Limited, of which (a) 2,000,000 warrants are exercisable to purchase 2,000,000 Common Shares at Cdn.$0.65 per share, (b) 21,307,127 warrants are exercisable to purchase 21,307,127 Common Shares at a price of Cdn.$0.221 per share and (c) 23,198,336 warrants are exercisable to purchase 23,198,336 Common Shares at a price of Cdn.$0.252 per share.
(13)	Calculated based on 280,066,658 Common Shares outstanding (233,561,195 Common Shares outstanding as of April 3, 2009 plus the 46,505,463 Common Shares issuable upon exercise of the 46,505,463 Common Share purchase warrants owned by Macquarie Bank Limited as described in footnote (12) above).
(14)	Amounts shown include Common Shares subject to options exercisable within 60 days of April 3, 2009 as follows: 227,500 Common Shares for Mr. Vaughan; 1,331,000 Common Shares for Mr. Russell; 227,500 Common Shares for Mr. Hobart; 295,000 Common Shares for Mr. Stott; 187,500 Common Shares for Mr. Babensee; 187,500 Common Shares for Mr. Kaiser; 187,500 Common Shares for Mr. Peat; 989,500 Common Shares for Mr. Williams; 962,500 Common Shares for Mr. Nanna; 447,500 Common Shares for Mr. Smith and 177,500 Common Shares for Mr. Timmons.
(15)	Amounts shown include Common Shares subject to warrants exercisable within 60 days of April 3, 2009 as follows: 12,500 Common Shares for Mr. Peat; 10,000 Common Shares for Mr. Babensee; 5,000 Common Shares for Mr. Stott; 50,000 Common Shares for Mr. Russell; 50,000 Common Shares for Mr. Williams and 20,000 Common Shares for Mr. Timmons.
(16)	Includes 100 Common Shares owned by a member of Mr. Russell’s immediate family.
(17)	Calculated based on 234,942,195 Common Shares outstanding (233,561,195 Common Shares outstanding as of April 3, 2009 plus (i) 1,331,000 Common Shares issuable upon exercise of stock options held by Mr. Russell and described in footnote (14) above and (ii) 50,000 Common Shares issuable upon exercise of warrants held by Mr. Russell and described in footnote (15) above).
(18)	Calculated based on 238,929,195 Common Shares outstanding (233,561,195 Common Shares outstanding as of April 3, 2009 plus (i) 5,220,500 Common Shares issuable upon exercise of stock options described in footnote (14) above and (ii) 147,500 Common Shares issuable upon exercise of warrants described in footnote (15) above).

Q & A ON PROXY VOTING

Q:	What am I voting on?
A:	Shareholders are voting on (i) the election of directors to the board of directors of the Corporation for 2009, (ii) the appointment of auditors for the Corporation for 2009, (iii) an ordinary resolution authorizing certain amendments to the Corporation’s stock option incentive plan and (iv) such other business as may properly come before the Meeting or any adjournment thereof.
Q:	Who is entitled to vote?
A:	Shareholders as of the close of business on April 3, 2009 (the “Record Date”) are entitled to vote. Each Common Share is entitled to one vote on those items of business identified in the Notice of Meeting.

If you acquired your shares after the Record Date, please refer to the answer to the question “What if ownership of shares has been transferred after April 3, 2009?” to determine how you may vote such shares.

Q:	How do I vote?
A:	There are two ways you can vote your shares if you are a registered shareholder. You may vote in person at the Meeting or you may sign the enclosed form of proxy appointing the named persons or some other person you choose, who need not be a shareholder, to represent you as proxyholder and vote your shares at the Meeting. If your shares are held in the name of a nominee, please refer to the answer to the question “If my shares are not registered in my name but are held in the name of a nominee (a bank, trust company, securities broker, trustee or other), how do I vote my shares?” to determine how you may vote your shares.
Q:	What if I plan to attend the Meeting and vote in person?
A:	If you are a registered shareholder and plan to attend the Meeting on May 7, 2009 and wish to vote your shares in person at the Meeting, do not complete or return the form of proxy. Your vote will be taken and counted at the Meeting. Please register with the transfer agent, CIBC Mellon Trust Company, upon arrival at the Meeting. If your shares are held in the name of a nominee, refer to the answer to the question “If my shares are not registered in my name but are held in the name of a nominee (a bank, trust company, securities broker, trustee or other), how do I vote my shares?” for voting instructions.
Q:	Who is soliciting my proxy?
A:	The enclosed form of proxy is being solicited on behalf of Apollo Gold Corporation by its management. The solicitation will be made primarily by mail but may also be made by telephone, in writing or in person by the employees of the Corporation. Banks, brokers, custodians, nominees and fiduciaries will be requested to forward the proxy soliciting materials to beneficial owners, and the Corporation will reimburse such persons for reasonable out-of-pocket expenses incurred by them in this connection. The expenses of soliciting proxies, including the cost of preparing, assembling and mailing this proxy material to shareholders, will be borne by the Corporation.
Q:	What if I sign the form of proxy enclosed with this Circular?
A:	Signing the enclosed form of proxy gives authority to each of R. David Russell, the President and Chief Executive Officer of the Corporation, and Melvyn Williams, the Senior Vice President — Finance and Corporate Development and Chief Financial Officer of the Corporation, or to another person you have appointed, to vote your shares at the Meeting.
Q:	Can I appoint someone other than these representatives to vote my shares?
A:	Yes. Write the name of this person, who need not be a shareholder, in the blank space provided in the form of proxy. It is important to ensure that any other person you appoint is attending the Meeting and is aware that he or she has been appointed to vote your shares. Proxyholders should, upon arrival at the Meeting, present themselves to a representative of CIBC Mellon Trust Company.
Q:	What do I do with my completed proxy?
A:	Return it to the Corporation’s transfer agent, CIBC Mellon Trust Company, in the envelope provided, at “CIBC Mellon, PO Box 721, Agincourt, Ontario M1S 0A1 Canada”, or by fax to (416) 368-2502 so that it arrives no later than 5:00 p.m. (Toronto time) on May 5, 2009. This will ensure that your vote is recorded.

Q:	If I change my mind, can I take back my proxy once I have given it?
A:	Yes. If you change your mind and wish to revoke your proxy, prepare a written statement to this effect or, if you are a registered shareholder, you may attend the annual and special meeting and vote and this will automatically revoke your proxy. If you prepare the written statement, the statement must be signed by you or your attorney as authorized in writing or, if the shareholder is a corporation, under its corporate seal or by an officer or attorney of the corporation duly authorized. This statement must be delivered either to the executive office of the Corporation at 5655 South Yosemite Street, Suite 200, Greenwood Village, Colorado 80111-3220 no later than 5:00 p.m. (Toronto time) on May 5, 2009 or to the Chairman of the Meeting on the day of the Meeting, May 7, 2009, or any adjournment of the Meeting, prior to the time of voting.
Q:	How will my shares be voted if I give my proxy?
A:	The persons named on the form of proxy must vote for or against or withhold from voting your shares in accordance with your directions. In the absence of such directions, however, your shares will be voted in favor of the election of directors to the board of directors and the appointment of auditors.
Q:	What if amendments are made to these matters or if other matters are brought before the Meeting?
A:	The persons named in the form of proxy will have discretionary authority with respect to amendments or variations to matters identified in the Notice of Meeting and with respect to other matters which may properly come before the Meeting.

As of the date of this Circular, management of the Corporation knows of no such amendment, variation or other matter expected to come before the Meeting. If any other matters properly come before the Meeting, the persons named in the form of proxy will vote on them in accordance with their best judgment.

Q:	How many shares are entitled to vote?
A:	As of April 3, 2009, there were 233,561,195 Common Shares outstanding. Each registered shareholder has one vote for each Common Share held at the close of business on April 3, 2009.
Q:	What if ownership of shares has been transferred after April 3, 2009?
A:	The person who acquired such shares after April 3, 2009 must produce properly endorsed share certificates or otherwise establish that he or she owns the shares and must ask the Corporation no later than 5:00 p.m. (Toronto time) on April 27, 2009, that his or her name be included in the list of shareholders before the Meeting in order to be entitled to vote these shares at the Meeting.
Q:	Who counts the votes?
A:	The Corporation’s transfer agent, CIBC Mellon Trust Company, counts and tabulates the proxies. This is done independently of the Corporation to preserve the confidentiality of individual shareholder votes. Proxies are referred to the Corporation only in cases where a shareholder clearly intends to communicate with management or when it is necessary to do so to meet the requirements of applicable law.
Q:	If I need to contact the transfer agent, how do I reach them?
A:	You can contact the transfer agent as follows:

By mail:	or by telephone:
CIBC Mellon Trust P.O. Box 7010 Adelaide Postal Station Toronto, Ontario M5E 2WP	Within Canada and the United States at 1-416-643-5500 or 1-800-387-0825
E-mail: enquiries@cibcmellon.com www.cibcmellon.com

Q:	If my shares are not registered in my name but are held in the name of a nominee (a bank, trust company, securities broker, trustee or other), how do I vote my shares?
A:	There are two ways you can vote your shares held by your nominee. Unless you have previously informed your nominee that you do not wish to receive material relating to the Meeting, you will have received this Circular from your nominee, together with a request for voting instructions for the number of shares you hold.

For your shares to be voted for you please follow the voting instructions provided by your nominee. If you are a non-registered shareholder who has voted and want to change your mind and vote in person, contact your nominee to discuss whether this is possible and what procedure to follow.

Since the Corporation does not have access to the names of its non-registered shareholders, if you attend the Meeting, the Corporation will have no record of your shareholdings or of your entitlement to vote unless your nominee has appointed you as proxyholder. Therefore, if you are a non-registered shareholder and wish to vote in person at the Meeting, insert your own name in the space provided on the voting instruction form sent to you by your nominee. By doing so, you are instructing your nominee to appoint yourself as proxyholder. Then sign and return the voting instruction form by following the signing and returning instructions provided by your nominee. Do not otherwise complete the voting instruction form, as your vote will be taken at the Meeting. Please register with the transfer agent, CIBC Mellon Trust Company, upon arrival at the Meeting.

Q:	What rights of appraisal or similar rights of dissent do I have with respect to any matter to be acted upon at the Meeting?
A:	No action is proposed herein for which the laws of the Yukon Territory or By-laws of the Corporation provide a right of a shareholder to dissent and obtain appraisal of or payment for such shareholder’s Common Shares.

STATEMENT OF CORPORATE GOVERNANCE PRACTICES

The Canadian securities regulatory authorities have adopted National Instrument 58-101 Disclosure of Corporate Governance Practices (“NI 58-101”), which requires disclosure of the approach of the Corporation to corporate governance, and National Policy 58-201 Corporate Governance Guidelines (“NP 58-201”), which provides guidance on corporate governance practices. In the U.S., we are subject to the United States Sarbanes-Oxley Act of 2002 (“SOX”) as well as the NYSE Amex listing standards and corporate governance requirements (“NYSE Amex Standards”), both of which require similar disclosure.

A detailed description of the Corporation’s governance practices is provided in Schedule “A” to this Circular. The following are reports of committees of the board of directors, which summarize the mandates and activities of each committee.

BOARD COMMITTEES

During 2008, the board of directors had an Audit Committee, Compensation Committee, Technical Committee, and Nominating Committee.

Audit Committee

The Audit Committee held eight meetings during the year ended December 31, 2008. The Audit Committee is composed of the following three independent non-employee directors: Messrs. Babensee, Kaiser and Peat. Mr. Peat is Chairperson of the Audit Committee. The board of directors has determined that each of Messrs. Babensee, Kaiser and Peat meet the independence and the financial literacy requirements of the TSX and NYSE Amex. The board of directors has determined that Mr. Peat is the Audit Committee’s “financial expert” as defined in the NYSE Amex Standards.

The board of directors has adopted a Charter of the Audit Committee, which, among other responsibilities, requires the Audit Committee to oversee the Corporation’s financial reporting process and the quality of its financial reporting. In discharging its responsibilities, the Audit Committee meets regularly with the Corporation’s auditors and Chief Financial Officer. The Audit Committee Charter is posted on the Corporation’s website at www.apollogold.com.

Report of the Audit Committee

In the performance of its oversight function, the Audit Committee reviewed and discussed the Corporation’s audited consolidated financial statements as of and for the year ended December 31, 2008, with management and Deloitte & Touche LLP. Management and Deloitte & Touche LLP represented to the Audit Committee that the Corporation’s audited consolidated financial statements as of and for the year ended December 31, 2008, were prepared in accordance with accounting principles generally accepted in Canada (except for Note 25, Differences Between Canadian and U.S. GAAP). The Audit Committee also discussed with Deloitte & Touche LLP the matters required to be discussed by Statement on Auditing Standards (“SAS”) Nos. 61, 89 and 90 issued by the Auditing Standards Board of the American Institute of Certified Public Accountants. SAS Nos. 61, 89 and 90 set forth requirements pertaining to the independent auditor’s communications with the Audit Committee regarding the conduct of the audit.

The Audit Committee received the written disclosures and the letter from Deloitte & Touche LLP required by Public Company Accounting Oversight Board (“PCAOB”) Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence, as amended. PCAOB Rule 3526 requires the independent auditor to disclose in writing to the Audit Committee all relationships between the auditor and the Corporation that, in the auditor’s judgment, reasonably may be thought to bear on independence and to discuss the auditor’s independence with the Audit Committee. The Audit Committee discussed with Deloitte & Touche LLP its independence and considered in advance whether the provision of any non-audit services by Deloitte & Touche LLP is compatible with maintaining its independence.

Based on the reviews and discussions of the Audit Committee described above, in reliance on the unqualified opinion of Deloitte & Touche LLP dated March 25, 2009 regarding the Corporation’s audited consolidated financial statements as of and for the year ended December 31, 2008, the Audit Committee recommended to the board of directors, and the board of directors approved, that such financial statements be included in the Corporation’s annual report on Form 10-K for the year ended December 31, 2008, to be filed with the Securities and Exchange Commission.

The Audit Committee met eight times during the year ended December 31, 2008, and is satisfied that it appropriately fulfilled its mandate to the best of its ability during the year ended December 31, 2008.

Submitted by:

Audit Committee

David W. Peat, Chairperson
Robert W. Babensee
Marvin K. Kaiser

Compensation Committee

The Compensation Committee held five meetings during the year ended December 31, 2008, and is satisfied that it appropriately fulfilled its mandate to the best of its ability during the year. The Compensation Committee is composed of the following three independent non-employee directors: Messrs. Babensee, Peat and Stott. Mr. Stott serves as Chairperson of the Compensation Committee.

The board of directors has adopted a Compensation Committee Charter, which, among other responsibilities, requires the Compensation Committee to establish, administer, and evaluate the compensation philosophy, policies and plans for non-employee directors and executive officers; make recommendations to the board regarding director and executive compensation; and review the performance and determine the compensation of the President and Chief Executive Officer, based on criteria including the Corporation’s performance and accomplishment of long-term strategic objectives. The Compensation Committee Charter is posted on the Corporation’s website at www.apollogold.com.

Report of the Compensation Committee on Executive Compensation

The Compensation Committee has reviewed and discussed the Compensation Discussion Analysis (“CDA”)with management and, based on that review and discussion, has recommended to the board of directors that the CDA be included with this Circular.

Submitted by:

Compensation Committee

Charles E. Stott, Chairperson
Robert W. Babensee
David W. Peat

Technical Committee

The Technical Committee held six meetings during the year ended December 31, 2008, and is satisfied that it appropriately fulfilled its mandate to the best of its ability during 2008. The Technical Committee is composed of Messrs. Russell, Stott, and Kaiser. Mr. Stott served as Chairperson during 2008.

The board of directors has adopted a Charter of the Technical Committee, which, among other responsibilities, requires the Technical Committee to review and to approve the methodology and procedure for calculating the resource and ore reserve estimates of the Corporation and its subsidiaries; to review and to report on the Corporation’s environmental compliance program and its effectiveness; and to review and to report on the Corporation’s safety program and its effectiveness. The Charter of the Technical Committee is posted on the Corporation’s website at www.apollogold.com.

During 2008, the Technical Committee reported to the board of directors on its findings and recommendations with respect to ore reserves, exploration initiatives, land acquisitions and environmental and safety affairs of the Corporation.

Nominating Committee

The Nominating Committee did not hold a meeting during the year ended December 31, 2008.

The Nominating Committee is composed of the following non-employee directors: Messrs. Vaughan, Hobart, and Babensee. Mr. Babensee served as Chairperson during 2008.

The board of directors has adopted a Nominating Committee Charter, which, among other responsibilities, requires the Nominating Committee to identify individuals qualified to become board of directors members and recommend to the board of directors proposed nominees for membership on the board of directors and recommend to the board of directors which directors should serve on each committee; and ensure that the Audit Committee, Compensation Committee, Technical Committee and Nominating Committee of the board of directors have the benefit of qualified and experienced “independent directors.” The Nominating Committee Charter is posted on the Corporation’s website at www.apollogold.com.

Director Nominations

The board of directors will consider all potential candidates for nomination by the board of directors for election as directors who are recommended by the Corporation’s shareholders, directors, officers, and employees. The Committee has adopted written procedures to be followed by shareholders in submitting such recommendations. Candidates proposed by shareholders will be evaluated by the Nominating Committee in the same manner as candidates who are not proposed by shareholders. While shareholders may propose director nominees at any time, the Corporation must receive the required notice (described below) on or before the date set forth in the prior year’s annual proxy statement under the heading “Shareholder Proposals” in order to be considered by the Nominating Committee in connection with the Corporation’s next annual meeting of shareholders.

Shareholders wishing to recommend a director candidate to serve on the board of directors may do so by providing advance written notice to the Chairman of the Nominating Committee, which identifies the candidate and includes the information described below. The notice should be sent to the following address by the dates set forth under “Shareholder Proposals:” Apollo Gold Corporation, 5655 South Yosemite Street, Suite 200, Greenwood Village, Colorado, 80111-3220.

The notice shall contain the following information:

•	The name of the nominating shareholders and the address, phone number and e-mail address at which the nominating shareholders can be contacted.
•	Evidence of the number of the Corporation’s Common Shares held by the nominating shareholders, a statement of how long the nominating shareholders have held those Shares, and a statement that the nominating shareholders will continue to hold those Shares at least through the Corporation’s next annual meeting of shareholders.
•	The candidate’s full name, together with the address, phone number and e-mail address at which the candidate can be contacted.
•	A statement of the candidate’s qualifications and experiences, and any other qualities that the nominating shareholders believe that the candidate would bring to the board of directors.
•	A description of all arrangements or understandings, if any, between the shareholders and the candidate and any other person or persons with respect to the candidate’s proposed service on the board of directors.
•	The candidate’s resume, which must include at a minimum a detailed description of the candidate’s business, professional or other appropriate experience for at least the last ten (10) years, a list of other boards of directors of public companies on which the candidate currently serves or on which he or she served in the last ten (10) years, and undergraduate and post-graduate educational information.
•	A written statement, signed by the candidate, agreeing that if he or she is selected by the Committee and the board, he or she will (i) be a nominee for election to the board, (ii) provide all information necessary for the Corporation to include in the Corporation’s proxy statement under applicable SEC or NYSE Amex rules, and (iii) serve as a director if he or she is elected by shareholders.
•	Any additional information that the nominating shareholders believe is relevant to the Committee’s consideration of the candidate.

The Nominating Committee may employ any of the following procedures in identifying nominees to serve as directors of the Corporation: (a) evaluating persons suggested by shareholders or others, (b) conducting inquiries into background and qualifications; (c) retaining a search firm, (d) obtaining advice and assistance from internal or external legal, accounting, or other advisors, and (e) other procedures appropriate to the character of the expertise or other director characteristic needed on the board of directors in any specific situation.

The board of directors has adopted the following series of minimum qualifications and specific qualities and skills for the Corporation’s directors, which will serve as the basis upon which potential director candidates are evaluated by the Nominating Committee:

•	integrity;

•	commitment to devoting necessary time and attention to his or her duties to the Corporation;
•	independence;
•	business experience;
•	specialized skills or experience;
•	diversity of background and experience (including race, ethnicity, international, gender and age);
•	possible conflicts of interest; and
•	other criteria appropriate to the character of the expertise or other director characteristic needed on the board of directors in any specific situation.

The Nominating Committee did not receive any recommendations from shareholders regarding candidates to serve on the board of directors for this Meeting.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER
PARTICIPATION IN COMPENSATION OF DIRECTORS

There are no members of the Compensation Committee who were officers or employees of the Corporation or any of its subsidiaries during the fiscal year ended December 31, 2008, formerly officers of the Corporation, or had a disclosable relationship with the Corporation pursuant to Item 404 of the SEC’s Regulation S-K.

EXECUTIVE AND DIRECTOR COMPENSATION

Summary of Board of Directors and Committee Meetings Held

For the 12-month period ended December 31, 2008
Board of Directors	9
Audit Committee	8
Compensation Committee	5
Technical Committee	6
Nominating Committee	0
Total number of meetings held	28

Summary of Attendance of Directors

Director	Board Meetings Attended	Committee Meetings Attended
G. Michael Hobart	8	0
R. David Russell	9	6
Charles E. Stott	9	11
W. S. (Steve) Vaughan	5	0
Robert W. Babensee	7	12
Marvin K. Kaiser	9	14
David W. Peat	9	13

Directors Compensation

The Corporation’s director compensation program is designed to enable the Corporation to attract and retain highly qualified individuals to serve as directors. In 2008, directors’ compensation, which is paid only to non-employee directors, consisted of:

•	an annual retainer of $12,500;
•	additional annual retainer of Chairman of the board of directors of $15,000;
•	a board meeting fee of $1,000 per meeting if attended in person or $500 if attended telephonically;

•	an additional annual retainer for audit committee chairperson of $10,000 and additional annual retainer for other committee chairpersons of $5,000;
•	a committee meeting fee of $750 per meeting if attended in person or $500 if attended telephonically;
•	a travel fee of $500 per travel day, other than a day on which a meeting occurs; and
•	reimbursement of related travel and out-of-pocket expenses.

The compensation entitlements referred to above were adopted by the board of directors effective January 1, 2008. Directors of the Corporation are also eligible to receive options to acquire shares of the Corporation. The number of options is determined by the board of directors after reviewing the recommendations of the Compensation Committee.

The following table summarizes the compensation paid by the Corporation to non-employee directors for the fiscal year ended December 31, 2008:

Name	Fees Earned	Stock Awards	Option Awards(1)(2)	Non-Equity Incentive Plan Compensation	Change in Pension Value and Non Qualified Deferred Compensation Earnings	All Other Compensation	Total
	($)	($)	($)	($)	($)	($)	($)
G. Michael Hobart	20,754	0	16,136	0	0	0	36,890
Marvin K. Kaiser	31,500	0	21,133	0	0	0	52,633
David W. Peat	38,000	0	21,133	0	0	0	59,133
Robert Babensee	33,460	0	16,136	0	0	0	49,596
Charles E. Stott, Jr	52,500	0	23,052	0	0	0	75,552
W.S. (Steve) Vaughan	16,254	0	16,136	0	0	0	32,390

(1)	As of December 31, 2008, the aggregate number of option awards outstanding for each director was as follows: G. Michael Hobart — 245,000 (of which 210,000 were vested), Marvin K. Kaiser — 205,000 (of which 170,000 were vested), David W. Peat — 205,000 (of which 170,000 were vested), Robert Babensee — 205,000 (of which 170,000 were vested, Charles E. Stott, Jr. — 320,000 (of which 270,000 were vested) and W.S. Steve Vaughan — 245,000 (of which 210,000 were vested).
(2)	The fair value of each option granted is estimated at the time of grant using the Black-Scholes option-pricing model with weighted average assumptions for grants as follows:

	2008	2007	2006
Risk-free interest rate	2.9%	4.0%	4.1%
Dividend yield	0%	0%	0%
Volatility	67%	71%	89%
Expected life in years	6	6	6
Weighted average grant-date fair value of stock options	$0.41	$0.37	$0.40

As at December 31, 2008, the aggregate number of options granted to non-employee directors was 1,425,000 of which 1,200,000 had vested.

On March 27, 2008, Mr. Stott was granted 50,000 options and each of Messrs. Hobart, Babensee, Kaiser, Peat and Vaughan were granted 35,000 options at a strike price of $0.66 with a term of 10 years. The options vest 50% on the first anniversary of the grant and 50% on the second anniversary. The grant date fair value was $92,306 (which amount includes amounts that are not allocable to 2008).

Executive Officers

Set forth below is certain information concerning the executive officers of the Corporation.

Name	Age	Title(s)
R. David Russell	52	President and Chief Executive Officer
Melvyn Williams	60	Senior Vice President — Finance and Corporate Development and Chief Financial Officer
Richard F. Nanna	60	Senior Vice President, Exploration
Timothy G. Smith	52	Vice President US and Canadian Operations
Brent E. Timmons	38	Vice President & Controller

R. David Russell

Mr. Russell is a director of the Corporation and has served as the Corporation’s President and Chief Executive Officer since June 2002. Mr. Russell was a founder of Nevoro Gold Corporation in January 2002, the predecessor of Apollo Gold Corporation, and served as its President from February 2002 through June 2002. Mr. Russell was an independent mining consultant from 1999 to 2002. Mr. Russell also serves as a director of General Moly, Inc. and Pure Nickel, Inc. Mr. Russell received his mining engineering degree from Montana Tech at the University of Montana.

Melvyn Williams

Mr. Williams has served as Chief Financial Officer since January 2005 and as the Senior Vice President —  Finance and Corporate Development since March 2004. From November 2003 through January 2004, Mr. Williams served as Chief Financial Officer of Atlantico Gold, a private Brazilian mining company which held the Amapari gold project. From 2000 to November 2003, he served as Chief Financial Officer of TVX Gold Inc., a gold mining company with five operating mines. Mr. Williams also serves as a director of Andina Minerals, Inc. Mr. Williams is a Chartered Certified Accountant and received an MBA from Cranfield (UK) in 1988.

Richard F. Nanna

Mr. Nanna has served as the Corporation’s Senior Vice President — Exploration since June 2002. Mr. Nanna was a founder of Nevoro Gold Corporation in January 2002, the predecessor of Apollo Gold Corporation, and served as its Vice President — Exploration from February 2002 through June 2002. From 1999 to 2002, Mr. Nanna worked as an independent consultant. Mr. Nanna serves as a director of General Moly, Inc. and Azteca Gold Corp. Mr. Nanna received a Masters Degree in Geology from Akron University in Ohio.

Timothy G. Smith

Mr. Smith has served as Vice President — US and Canadian Operations since November 2008 and was previously Vice President and General Manager of Montana Tunnels Mining, Inc. from February 2004. Prior to joining the Corporation, Mr. Smith worked for Cominco Ltd. (before its merger with Teck Corp.) as Operating Manager at the Red Dog Mine from 1996 through 2003. Mr. Smith holds a Bachelor of Engineering —  Metallurgical, from McGill University and is a Professional Engineer registered in British Columbia.

Brent E. Timmons

Mr. Timmons joined the Corporation in April 2005 in the position of Senior Accountant and has been Vice President and Controller since March 2007. Prior to joining the Corporation, Mr. Timmons worked for Enterprise Rent-A-Car for six years and prior to that worked as a CPA performing audit services in the private and governmental sectors. Mr. Timmons holds a Master of Accountancy from Brigham Young University and is a Certified Public Accountant.

COMPENSATION DISCUSSION AND ANALYSIS

This section provides information regarding the compensation program in place for the Corporation’s Named Executive Officers for 2008. It includes information regarding, among other things, the overall objectives of the Corporation’s compensation program and each element of compensation that we provide.

Objectives of the Corporation’s Compensation Program

The Compensation Committee of the Corporation’s board of directors (the “Committee”) has responsibility for approving the compensation program for the Corporation’s Named Executive Officers. The Committee acts pursuant to the Compensation Committee Charter that has been approved by the board of directors.

The compensation program for the Corporation’s Named Executive Officers is designed to attract, retain and reward talented executives who can contribute to the Corporation’s long-term success and thereby build value for the Corporation’s shareholders. The program is organized around four fundamental principles:

A Substantial Portion of the Corporation’s Named Executive Officer Compensation Program Should Be Performance-Based.  The Corporation’s compensation program is designed to reward superior performance. It accomplishes this in a number of ways. In terms of cash compensation, target award opportunities provided to each Named Executive Officer under the Corporation’s bonus plan (which pays bonuses on the basis of performance over a one-year period) are set at a percentage of each Named Executive Officer’s base salary, which is generally in the range of 50% for vice presidents up to 100% for the Chief Executive Officer. Whether and to what extent bonuses under the bonus plan are paid depends entirely on the extent to which the company-wide, business unit and individual goals set by the Committee pursuant to the bonus plan are attained.

A Substantial Portion of Named Executive Officer Compensation Should Be Delivered in the Form of Equity Awards.  The Committee believes that a substantial portion of total compensation should be delivered in the form of equity in order to align the interests of the Corporation’s Named Executive Officers with the interests of the Corporation’s shareholders. In terms of equity awards, the target award opportunities provided to each Named Executive Officer are set as a percentage of each Named Executive Officer’s base salary, which is generally in the range of 50% for vice presidents, 75% for senior vice presidents and 100% for the Chief Executive Officer. Whether and to what extent equity awards are made depends entirely on the extent to which the company-wide, business unit and individual goals set by the Committee are attained. The equity compensation that was delivered to the Corporation’s Named Executive Officers in 2008 was in the form of stock options. The stock option awards are valued at the grant date fair value.

The Corporation’s Compensation Program for Named Executive Officers Should Enable the Corporation to Compete for First-Rate Executive Talent.  Shareholders are best served when we can attract and retain talented executives with compensation packages that are competitive but fair. The Committee has historically striven to create a compensation package for Named Executive Officers that delivers total compensation that is competitive in comparison to the average of the total compensation delivered by certain peer companies with which we compete for executive talent (the “Peer Group”). To assist in making this comparison, the Committee also subscribes to the annual Mining Compensation Report published by Strategic Human Resources Pty Ltd. In 2008, the Peer Group selected by the Committee consisted of the following companies:

Metallica Resources Inc.	Alamos Gold Inc.
Aurizon Mines Ltd.	Eldorado Gold Corp.
Golden Star Resources Ltd.	Minefinders Ltd.
Lake Shore Gold Corp.

The Corporation’s Compensation Program for Named Executive Officers Should Be Fair, and Perceived as Such, Both Internally and Externally.  The Committee strives to create a compensation program that will be perceived as fair, both internally and externally. It accomplishes this by comparing the compensation that is provided to the Corporation’s Named Executive Officers:

(i)	to the compensation, as described above, provided to officers of the companies included in the Peer Group, as a means to measure external fairness; and
(ii)	to other senior employees of the Corporation, as a means to measure internal fairness.

The Elements of the Corporation’s Compensation Program

This section describes the various elements of the Corporation’s compensation program for Named Executive Officers, together with a discussion of various matters relating to those items, including why the Committee chooses to include the items in the compensation program.

Cash Compensation

The Corporation’s compensation program for Named Executive Officers for 2008 was designed so that a percentage of each Named Executive’s total compensation could be paid in cash comprising a combination of salary or cash bonus. These percentages are generally set at up to 75% of total compensation in the case of Vice Presidents, up to 70% for Senior Vice Presidents and up to 67% for the President. Cash compensation is paid in the form of salary or bonuses under the Corporation’s bonus plan. Salary is included in the Corporation’s Named Executive Officer compensation package because the Committee believes it is appropriate that some portion of the compensation that is provided to Named Executive Officers be in a form that is fixed and liquid. Performance-based bonuses are included to incentivize the Corporation’s Named Executive Officers to attain particular objectives that the Committee believes are consistent with the overall goals set for the Corporation by its board of directors. The components comprising the cash portion of total compensation are described below.

Salary.  Base salary for Named Executive Officers for any given year is generally fixed by the Committee at its meeting in March of each year. Increases or decreases in base salary on a year-over-year basis are dependent on the Committee’s assessment of the performance of the Corporation overall, the Corporation’s mining projects and the particular individual. Other than the fact that executive officers have employment agreements with a minimum level of salary specified within the agreement, the Committee is free to set Named Executive Officer salary at any level it deems appropriate. In fixing salaries, the Committee is generally mindful of its overall goal to keep cash compensation for its executive officers within the range of cash compensation paid by companies in the Corporation’s Peer Group. The amount of cash compensation that is provided in the form of salary is generally less, assuming threshold performance levels are met, than the amount that is provided in the form of bonuses and equity awards under the Corporation’s short and long-term bonus plans, each of which is described below. This weighting reflects the Committee’s objective of ensuring that a substantial amount of each Named Executive Officers total compensation is tied to company-wide, mine and project results and individual performance goals.

Bonus Plans.  We have a cash bonus plan in which Named Executive Officers participate. This plan, which is described below, provides cash compensation to Named Executive Officers only if, and to the extent that, performance conditions set by the Committee are met. Target bonuses under the bonus plan are set each year by the Committee.

In determining the amount of target bonuses under the bonus plan, the Committee considers several factors, including:

(i)	the target bonuses set, and actual bonuses paid, in recent years;
(ii)	the desire to ensure, as described above, that a substantial portion of total compensation is performance-based;
(iii)	the relative importance, in any given year, of the long and short-term performance goals established pursuant to the bonus plan; and
(iv)	the compensation practices of the Peer Group, as determined in published compensation surveys.

Performance objectives for the bonus plan are developed through an iterative process. Based on a review of business plans, management, which includes the Named Executive Officers, develops preliminary recommendations for Committee review. The Committee reviews management’s preliminary recommendations and establishes final goals. In establishing final goals, the Committee strives to ensure that the incentives provided pursuant to the bonus plan are consistent with the strategic goals set by the board of directors, that the goals set are sufficiently ambitious so as to provide a meaningful incentive and that bonus payments, assuming target levels of performance are attained, will be consistent with the overall Named Executive Officer compensation program established by the Committee. The Committee reserves the discretion to reduce or not pay bonuses under the bonus plan even if the relevant performance targets are met.

Bonus targets are set annually based on the Corporation’s plan and budget for such fiscal year and are set at levels that the Corporation believes will be reasonably difficult to achieve. For fiscal 2008, the annual cash bonus is discretionary based on several factors, including:

•	attaining or exceeding certain budgeted goals for metal production and the related cash operating costs of such production at the Montana Tunnels mine;
•	the issuance of a Black Fox feasibility study (NI 43-101) in the second quarter 2008 showing an increase in gold reserves of +25%;
•	the submission of closure plans for both mine and mill sites plus obtaining all necessary permits to commence development in third quarter 2008;
•	the commencement of open pit strip program during third quarter 2008 and ordering of all necessary open pit mining equipment;
•	the completion of equity financing and bank project financing for the Black Fox project in 2008;
•	the completion of the first drilling program on Grey Fox property before the end of October 2008;
•	the completion of the first round of drilling (approximately 4,000 metres) at Huizopa and announcement of assay results; and
•	the performance of the area of responsibility of each individual Named Executive Officer.

Actual payments under the bonus plan can range, on the basis of performance, from 0% (threshold) to 100% (maximum) of the target bonus established by the Committee.

For Fiscal 2008, the Corporation did not achieve all of its targets, and therefore the award payments were restricted under the bonus plan. Payments made to Named Executives ranged from 43% to 88% of their base salary, compared to the target range of 50% to 100% of base salary. Payments to Named Executives for fiscal year 2009 are determined and paid in 2010.

For fiscal 2007, the Corporation did not achieve all of its targets, and therefore the award payments were restricted under the bonus plan. Payments made to Named Executives ranged from 37% to 67% of their base salary, compared to the target range of 50% to 100% of base salary. Payments to Named Executives for fiscal year 2008 are determined and paid in 2009.

Equity Compensation

As described above, the Committee believes that a portion of each Named Executive Officer’s compensation should be in the form of equity awards. As described above, we pay a portion of Named Executive Officer compensation in the form of equity awards because the Committee believes that such awards serve to align the interests of Named Executive Officers and the Corporation’s shareholders. Equity awards to the Corporation’s Named Executive Officers are made pursuant to the Corporation’s stock option incentive plan (the “Stock Option Plan”). The Stock Option Plan provides for awards in the form of stock options. For a more detailed description of our Stock Option Plan, see the section below entitled “Proposal #3 — Amendments to Stock Option Incentive Plan.”

The amount of equity compensation that is provided to each Named Executive Officer in a given year is generally determined by reference to the Named Executive Officer’s base salary for that year. That is, the Committee each year approves an equity award or awards for each Named Executive Officer with a cash value that is determined by multiplying the Named Executive Officer’s base salary by a percentage that is chosen by the Committee. The percentage that the Committee selects for these purposes in a given year is dependent on the Committee’s assessment, for that year, of the appropriate balance between cash and equity compensation. In making that assessment, the Committee considers factors such as the relative merits of cash and equity as a device for retaining and incentivizing Named Executive Officers and the practices, as reported in published compensation surveys, of other companies in the Peer Group. The Committee made equity awards at its first meeting held in February 2008 which had fair values in the range of 30% to 57% of cash compensation (including bonus opportunities, assuming performance at target levels).

The Committee believes that its current compensation program for Named Executive Officers, pursuant to which the compensation delivered in the form of equity, is designed to be in the range 33% to 67% in value to compensation delivered in the form of salary and cash bonus, strikes the correct balance. This mix of equity and cash compensation gives the Corporation’s Named Executive Officers a substantial alignment with shareholders, while also permitting the Committee to incentivize the Named Executive Officers to pursue specific short and long-term performance goals.

Practices Regarding the Grant of Options

The Committee has generally followed a practice of making all option grants to its executive officers during the first quarter of each year based on the previous year’s performance. For the last 5 years, the Committee has granted these annual awards at its regularly scheduled meeting in February or March. We do not otherwise have any program, plan or practice to time annual option grants to its executives in coordination with the release of material non-public information.

While the bulk of the Corporation’s option awards to Named Executive Officers have historically been made pursuant to the Corporation’s annual grant program, the Committee retains the discretion to make additional awards to Named Executive Officers at other times, in connection with the initial hiring of a new officer, for retention purposes or otherwise. We refer to such grants as “ad hoc” awards. The Committee has generally followed the practice of making such ad hoc awards only during a time when the Corporation’s Named Executive Officers would be permitted, pursuant to the Corporation’s insider trading policy, to trade in the Corporation’s securities. Other than in this respect, we do not have any program, plan or practice to time ad hoc awards in coordination with the release of material non-public information.

Perquisites

The Corporation’s Named Executive Officers receive various perquisites provided by or paid for by us. These perquisites can include memberships in social and sports clubs, car allowances and gross up payments equal to the taxes payable on certain perquisites.

We provide these perquisites because:

(i)	in many cases, such as membership in social and sports clubs, the perquisite makes the Corporation’s executives more efficient and effective and thereby is a benefit to us, and
(ii)	these perquisites are provided by many companies in the Peer Group to their named executive officers and it is therefore important for retention and recruitment purposes that we do the same.

The Committee reviews the perquisites provided to its Named Executive Officers on a regular basis, in an attempt to ensure that they continue to be appropriate in light of the Committee’s overall goal of designing a compensation program for Named Executive Officers that maximizes the interests of the Corporation’s shareholders.

Employment Agreements

The Corporation has employment agreements with the following Named Executive Officers: R. David Russell, its President and Chief Executive Officer, Melvyn Williams, its Senior Vice President — Finance and Corporate Development and Chief Financial Officer, Richard F. Nanna, its Senior Vice President — Exploration, Timothy G. Smith, its Vice President — US and Canadian Operations, Brent E. Timmons its Vice President and Controller. The Committee believes that the employment agreements and the severance provided for therein are an important part of overall compensation for the Corporation’s Named Executive Officers. The Committee believes that these agreements will help to secure the continued employment and dedication of the Corporation’s Named Executive Officers, notwithstanding any concern that they might have at such time regarding their own continued employment, prior to or following a change in control. The Committee also believes that these agreements are important as a recruitment and retention device, as all or nearly all of the companies with which we compete for executive talent have similar agreements in place for their senior employees. To determine the terms of the change in control provisions, the Committee analyzed the terms of the similar arrangements. These factors lead to the amounts and the triggering events provided for under the agreements.

R. David Russell.  The Corporation assumed the terms and conditions of an employment agreement dated as of April 1, 2002 between Mr. Russell and Nevoro Gold Corporation, the Corporation’s predecessor. Mr. Russell’s employment agreement was amended on January 23, 2006 and March 18, 2009 and provides that:

•	Mr. Russell receives a minimum annual base salary of $380,000 and a discretionary annual cash bonus based on the Corporation’s performance. As at April 3, 2008 Mr. Russell’s annual salary was $380,000;
•	Mr. Russell is entitled to receive an automobile allowance of $15,000 per annum and an allowance for social/sports club membership of $5,000 per annum; and
•	In the event of the termination of his employment without cause or upon a change of control of the Corporation (defined as the occurrence, within a single transaction or series of related transactions occurring within the same 12-month period, of a change in the identity of persons who individually or collectively hold rights to elect, or to approve the election of, a majority of the members of the board of directors, including, without limitation, transactions consisting of one or more sales or other transfers of assets or equity securities, mergers, consolidations, amalgamations, reorganizations, or any similar transactions), (i) Mr. Russell will be entitled to receive severance equal to 36 months of his base salary, 50% of the bonus entitlement for the 36 month period, and any other compensation to which he would otherwise have been entitled during such 36 month period and (ii) any options granted to Mr. Russell shall immediately vest.

Melvyn Williams.  Mr. Williams’ employment agreement of February 16, 2004 was amended on January 23, 2006 and March 18, 2009 and provides that:

•	Mr. Williams receives a minimum annual base salary of $265,000 and a discretionary annual cash bonus based on the Corporation’s performance. As at April 3, 2008 Mr. Williams’ annual salary was $265,000;
•	Mr. Williams is entitled to receive an automobile allowance of $10,000 per annum; and in the event of the termination of his employment without cause or upon a change of control of the Corporation (defined as the occurrence, within a single transaction or series of related transactions occurring within the same 12-month period, of a change in the identity of persons who individually or collectively hold rights to elect, or to approve the election of, a majority of the members of the board of directors, including, without limitation, transactions consisting of one or more sales or other transfers of assets or equity securities, mergers, consolidations, amalgamations, reorganizations, or any similar transactions), (i) Mr. Williams will be entitled to receive severance equal to 24 months of his base salary, 50% of the bonus entitlement for the 24 month period, and any other compensation to which he would otherwise have been entitled during such 24 month period and (ii) any options granted to Mr. Williams shall immediately vest.

Richard F. Nanna.  The Corporation assumed the terms and conditions of an employment agreement dated as of April 1, 2002, between Mr. Nanna and Nevoro Gold Corporation, the Corporation’s predecessor. Mr. Nanna’s employment agreement was amended on January 23, 2006 and March 18, 2009 and provides that:

Mr. Nanna’s employment agreement provides that:

•	Mr. Nanna receives a minimum annual base salary of $230,000 and a discretionary annual cash bonus based on the Corporation’s performance. As at April 3, 2008 Mr. Nanna’s annual salary was $230,000;
•	Mr. Nanna is entitled to receive an automobile allowance of $15,000 per annum and an allowance for social/sports club membership of $5,000 per annum; and
•	In the event of the termination of his employment without cause or upon a change of control of the Corporation (defined as the occurrence, within a single transaction or series of related transactions occurring within the same 12-month period, of a change in the identity of persons who individually or collectively hold rights to elect, or to approve the election of, a majority of the members of the board of directors, including, without limitation, transactions consisting of one or more sales or other transfers of assets or equity securities, mergers, consolidations, amalgamations, reorganizations, or any similar transactions), (i) Mr. Nanna will be entitled to receive severance equal to 36 months of his base salary,

50% of the bonus entitlement for the 36 month period, and any other compensation to which he would otherwise have been entitled during such 36 month period and (ii) any options granted to Mr. Nanna shall immediately vest.

Timothy G. Smith.  Mr. Smith’ employment agreement provides that:

•	Mr. Smith receives a minimum annual base salary of $200,000 and a discretionary annual cash bonus based on the performance of the Black Fox and Montana Tunnels mines. As at April 3, 2008 Mr. Smith’s annual salary was $200,000;
•	Mr. Smith is entitled to an automobile for personal use; and
•	In the event of the termination of his employment without cause or upon a change of control of the Corporation (defined as the occurrence, within a single transaction or series of related transactions occurring within the same 12-month period, of a change in the identity of persons who individually or collectively hold rights to elect, or to approve the election of, a majority of the members of the board of directors, including, without limitation, transactions consisting of one or more sales or other transfers of assets or equity securities, mergers, consolidations, amalgamations, reorganizations, or any similar transactions), Mr. Smith will be entitled to receive severance equal to 15 months of his base salary and benefits to which he would otherwise have been entitled for a period of 12 months.

Brent E. Timmons.  Mr. Timmons’ employment agreement provides that:

•	Mr. Timmons receives a minimum annual base salary of $140,000 and a discretionary annual cash bonus based on the performance of the Corporation. As at April 3, 2008 Mr. Timmons’ annual salary was $140,000;
•	Mr. Timmons is entitled to an automobile allowance of $10,000 per annum; and
•	In the event of the termination of his employment without cause or upon a change of control of the Corporation (defined as the occurrence, within a single transaction or series of related transactions occurring within the same 12-month period, of a change in the identity of persons who individually or collectively hold rights to elect, or to approve the election of, a majority of the members of the board of directors, including, without limitation, transactions consisting of one or more sales or other transfers of assets or equity securities, mergers, consolidations, amalgamations, reorganizations, or any similar transactions), Mr. Timmons will be entitled to receive severance equal to 12 months of his base salary and benefits to which he would otherwise have been entitled for a period of 12 months.

Stock Ownership Guidelines

The Corporation has not established stock ownership guidelines for the Named Executive Officers. The Corporation’s Insider Trading and Confidentiality Policy prohibits the Corporation’s executive officers from engaging in selling short the Corporation’s common stock or engaging in hedging or offsetting transactions regarding the Corporation’s common stock.

Role of Executive Officers in Compensation Decisions

The Chief Executive Officer annually reviews the performance of each Named Executive Officer (other than the Chief Executive Officer whose performance is reviewed by the Committee). The conclusions and recommendations reached, which cover salary adjustments and annual award amounts, are presented to the Committee. The Committee can exercise discretion in modifying any of the recommended salary adjustments or annual awards.

Indemnification Agreements

The Corporation has entered into indemnification agreements with its directors and senior executives. These agreements indemnify such persons against certain liabilities that may arise by reason of their status as a director or officer, to advance their expenses incurred as a result of a proceeding as to which they may be indemnified and to cover such person under the directors and officers liability insurance policy. We believe these indemnification agreements enhance the Corporation’s ability to attract and retain knowledgeable and experienced executives and independent, non-management directors.

Tax Implications of Executive Compensation

We have structured the Corporation’s program to comply with Section 162(m) of the Internal Revenue Code of 1986, as amended, which places a limit of $1,000,000 on the amount of compensation that may be deducted by the Corporation in any year with respect to the Named Executive Officers unless the compensation is performance based compensation as described in such Section 162(m).

SUMMARY COMPENSATION TABLE FOR NAMED EXECUTIVE OFFICERS

The following table sets forth the compensation earned by the Principal Executive Officer (“PEO”), Principal Financial Officer (“PFO”)and other Named Executive Officers for services rendered to the Corporation and its subsidiaries for the fiscal years ended December 31, 2008, 2007 and 2006.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)		Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)
R. David Russell President and Chief Executive Officer	2008	299,423	272,800	0		190,950	0	0	8,772		771,945
	2007	255,000	136,000	0		154,475	0	0	6,539		552,014
	2006	255,061	38,250	255,000	(2)	56,557	0	0	140,923	(3)	745,791
Melvyn Williams Chief Financial Officer and Senior VP — Finance and Corporate Development	2008	174,231	130,950	0		101,495	0	0	14,978	(4)	421,654
	2007	150,000	100,000	0		127,947	0	0	14,880	(5)	392,827
	2006	155,914	22,250	100,000	(6)	74,038	0	0	89,702	(7)	441,904
Richard F. Nanna Senior Vice President Exploration	2008	174,231	130,950	0		99,040	0	0	3,144		407,365
	2007	150,000	100,000	0		110,858	0	0	2,170		363,028
	2006	141,331	22,250	105,000	(8)	50,368	0	0	61,768	(9)	380,717
Timothy G. Smith Vice President — US and Canadian Operations	2008	147,582	67,500	0		49,568	0	0	1,451		266,101
	2007	135,000	50,000	0		40,205	0	0	2,426		227,631
	2006	120,584	13,500	0		25,184	0	0	780		160,048
Brent E. Timmons Vice President & Controller	2008	112,115	51,750	0		38,939	0	0	11,544	(10)	214,348
	2007	94,615	50,000	0		24,032	0	0	9,163		177,810
	2006	89,481	15,000	0		2,481	0	0	1,479		108,441

(1)	We calculate the fair value of each option award granted at the time of grant using the Black-Scholes option-pricing model. For the assumptions made in calculating the fair value of options, see footnote (2) to the table in “Grants of Plan-Based Awards” on page 21 of this Circular and “Note 14 — Share Capital” to our financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008.
(2)	In 2006, Mr. Russell’s minimum salary to which he is entitled under his employment agreement was reduced from $340,000 to $255,000, a reduction of 25%. In compensation for this reduction, Mr. Russell was issued common stock of Apollo equivalent to three years reduction in salary ($255,000).
(3)	The Corporation paid $120,000 as a contribution towards his tax liability as a result of the share issuance described in footnote (2) above. Also includes a vehicle allowance of $15,000, a sports club allowance and life insurance.
(4)	The Corporation paid a $6,700 vehicle allowance in 2008; also includes a sports club allowance, life insurance, and a contribution towards his tax liability related to the preceding items.
(5)	The Corporation paid a $12,600 vehicle allowance in 2007; also includes a sports club allowance and life insurance.
(6)	In 2006, Mr. Williams’ minimum salary to which he is entitled under his employment agreement was reduced from $200,000 to $150,000, a reduction of 25%. In compensation for this reduction, Mr. Williams was issued common stock of Apollo equivalent to two years reduction in salary ($100,000).
(7)	The Corporation paid $50,000 as a contribution towards his tax liability as a result of the share issuance described in footnote (4) above. Also includes a vehicle allowance of $10,000 and a relocation allowance of $25,000, a sports club allowance and life insurance.
(8)	In 2006, Mr. Nanna’s minimum salary to which he is entitled under his employment agreement was reduced from $185,000 to $150,000, a reduction of 19%. In compensation for this reduction, Mr. Nanna was issued common stock of Apollo equivalent to three years reduction in salary ($105,000).
(9)	The Corporation paid $45,000 as a contribution towards his tax liability as result of this share issuance described in footnote (6) above. Also includes a vehicle allowance of $15,000, a sports club allowance and life insurance.
(10)	The Corporation paid a $10,000 vehicle allowance in 2008; also includes a sports club allowance, life insurance, and a contribution towards his tax liability related to the preceding items.

GRANTS OF PLAN-BASED AWARDS

The following table provides information related to non-equity and equity-based awards made to the Named Executive Officers for the 2008 fiscal year:

Name and Principal Position	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units	All Other Option Awards: Number of Securities Underlying Options (1)(2)	Exercise or Base Price of Option Awards ($/Sh)
		Threshold	Target	Maximum	Threshold	Target	Maximum
		($)	($)	($)	#	#	#
R. David Russell(1) President and Chief Executive Officer									500,000	0.66
Melvyn Williams(2) Chief Financial Officer and Senior Vice President — Finance and Corporate Development									225,000	0.66
Richard F. Nanna(3) Senior Vice President, Exploration									225,000	0.66
Timothy G. Smith Vice President — US and Canadian Operations									135,000	0.66
Brent E. Timmons Vice President and Controller									115,000	0.66

(1)	All options were granted under the Corporation’s Stock Option Plan.
(2)	The fair value of each option granted is estimated at the time of grant using the Black-Scholes option-pricing model with weighted average assumptions for grants as follows:

	2008	2007	2006
Risk-free interest rate	2.9%	4.0%	4.1%
Dividend yield	0%	0%	0%
Volatility	67%	71%	89%
Expected life in years	6	6	6
Weighted average grant-date fair value of stock options	$0.41	$0.37	$0.40

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table provides information related to any equity-based awards outstanding as of December 31, 2008 for the Named Executive Officers:

	Option Awards					Stock Awards
Name and Principal Position	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
R. David Russell President and Chief Executive Officer(1)	250,000			2.24	2/18/2013
	250,000			0.65	3/10/2015
	81,000			0.48	8/10/2016
	250,000	250,000		0.57	2/6/2017
		500,000		0.66	3/27/2018
Melvyn Williams Chief Financial Officer(2) and Senior Vice President — Finance and Corporate Development	200,000			2.05	3/10/2014
	125,000			0.65	3/10/2015
	125,000			0.65	3/28/2016
	27,000			0.48	8/10/2016
	200,000	200,000		0.57	2/6/2017
		225,000		0.66	3/27/2018
Richard F. Nanna Senior Vice President, Exploration(3)	444,866			0.80	6/25/2007
	200,000			2.24	2/18/2013
	250,000			0.65	3/10/2015
	200,000	200,000		0.57	2/6/2017
		225,000		0.66	3/27/2018
Timothy G. Smith Vice President — US and Canadian Operations(4)	60,000			2.05	3/10/2014
	125,000			0.23	3/10/2015
	60,000			0.23	12/12/2015
	67,500	67,500		0.57	2/6/2017
		135,000		0.66	3/27/2018
Brent E. Timmons Vice President and Controller(5)	40,000			0.23	12/12/2015
	40,000	40,000		0.57	2/6/2017
		115,000		0.66	3/27/2018

(1)	R. David Russell — The 250,000 unexercised options with a strike price of $0.57 will vest on February 6, 2009. The 500,000 unexercised options with a strike price of $0.66, 50% vested on March 27, 2008 and 50% will vest on March 27, 2010.
(2)	Melvyn Williams — The 200,000 unexercised options with a strike price of $0.57 will vest on February 6, 2009. The 225,000 unexercised options with a strike price of $0.66, 50% vested on March 27, 2008 and 50% will vest on March 27, 2010.
(3)	Richard F. Nanna — The 200,000 unexercised options with a strike price of $0.57 will vest on February 6, 2009. The 225,000 unexercised options with a strike price of $0.66, 50% vested on March 27, 2008 and 50% will vest on March 27, 2010.
(4)	Timothy G. Smith — The 67,500 unexercised options with a strike price of $0.57 will vest on February 6, 2009. The 135,000 unexercised options with a strike price of $0.66, 50% vested on March 27, 2008 and 50% will vest on March 27, 2010.
(5)	Brent E. Timmons — The 40,000 unexercised options with a strike price of $0.57 will vest on February 6, 2009. The 115,000 unexercised options with a strike price of $0.66, 50% vested on March 27, 2008 and 50% will vest on March 27, 2010.

OPTION EXERCISES AND STOCK VESTED

The following table provides information related to stock options exercised by the Named Executive Officers and restricted stock that become vested during the 2008 fiscal year for the Named Executive Officers:

	Option Awards		Stock Awards
Name and Principal Position	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
R. David Russell President and Chief Executive Officer	0		0
Melvyn Williams Chief Financial Officer and Senior Vice President — Finance and Corporate Development	0		0
Richard F. Nanna Senior Vice President, Exploration	0		0
Timothy G. Smith Vice President — US and Canadian Operations	0		0
Brent E. Timmons Vice President and Controller Administration	0		0

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

As noted under “Compensation Discussion and Analysis — Employment Agreements” on page 16 of this Circular, the Corporation has entered into employment agreements with the following Named Executive Officers: R. David Russell, Melvyn Williams, Richard F. Nanna, Timothy G. Smith and Brent E. Timmons. These employment agreements provide for payments and other benefits if the Named Executive Officer is terminated under the circumstances specified in the employment agreements following a “change of control” as defined in such employment agreements. Described below are the terms of such payments and estimates regarding the amounts for each of the Named Executive Officers.

R. David Russell.  In the event of the termination of his employment without cause or upon a change of control of the Corporation (defined, according to the March 20, 2009 amendment to Mr. Russell’s employment agreement with the Corporation, as the occurrence, within a single transaction or series of related transactions occurring within the same 12-month period, of a change in the identity of persons who individually or collectively hold rights to elect, or to approve the election of, a majority of the members of the board of directors, including, without limitation, transactions consisting of one or more sales or other transfers of assets or equity securities, mergers, consolidations, amalgamations, reorganizations, or any similar transactions), (i) Mr. Russell will be entitled to receive severance equal to 36 months of his base salary, 50% of the bonus entitlement for the 36 month period, and any other compensation/benefits to which he would otherwise have been entitled during such 36 month period and (ii) any options granted to Mr. Russell shall immediately vest.

If Mr. Russell had been terminated on December 31, 2008 without cause or as the result of a change of control, he would have been entitled to the following:

Salary	$1,140,000	Lump sum
Bonus	570,000	Lump sum
Health care benefits	45,000	3 years duration
Vehicle	45,000	3 years duration
Sports Club	15,000	3 years duration
Total	$1,715,000

Melvyn Williams.  Mr. Williams’ employment agreement provides that, in the event of the termination of his employment without cause or upon a change of control of the Corporation (defined, according to the March 20, 2009 amendment to Mr. Williams’ employment agreement with the Corporation, as the occurrence, within a single transaction or series of related transactions occurring within the same 12-month period, of a change in the identity of persons who individually or collectively hold rights to elect, or to approve the election of, a majority of the members of the board of directors, including, without limitation, transactions consisting of one or more sales or other transfers of assets or equity securities, mergers, consolidations, amalgamations, reorganizations, or any similar transactions), (i) Mr. Williams will be entitled to receive severance equal to 24 months of his base salary, 50% of the bonus entitlement for the 24 month period, and any other compensation/benefits to which he would otherwise have been entitled during such 24 month period, (ii) all of such severance shall be calculated on a grossed-up basis for all taxes and (iii) any options granted to Mr. Williams shall immediately vest.

If Mr. Williams had been terminated on December 31, 2008 without cause or as the result of a change of control, he would have been entitled to the following:

Salary	$530,000	Lump sum
Bonus	265,000	Lump sum
Health care benefits	30,000	2 years duration
Vehicle	20,000	2 years duration
Total	$845,000

Richard F. Nanna.  Mr. Nanna’s employment agreement provides that, in the event of the termination of his employment without cause or upon a change of control of the Corporation (defined, according to the March 20, 2009 amendment to Mr. Nanna’s employment agreement with the Corporation, as the occurrence, within a single transaction or series of related transactions occurring within the same 12-month period, of a change in the identity of persons who individually or collectively hold rights to elect, or to approve the election of, a majority of the members of the board of directors, including, without limitation, transactions consisting of one or more sales or other transfers of assets or equity securities, mergers, consolidations, amalgamations, reorganizations, or any similar transactions), (i) Mr. Nanna will be entitled to receive severance equal to 36 months of his base salary, 50% of the bonus entitlement for the 36 month period, and any other compensation/benefits to which he would otherwise have been entitled during such 36 month period and (ii) any options granted to Mr. Nanna shall immediately vest.

If Mr. Nanna had been terminated on December 31, 2008 without cause or as the result of a change of control, he would have been entitled to the following:

Salary	$690,000	Lump sum
Bonus	345,000	Lump sum
Health care benefits	45,000	3 years duration
Vehicle	45,000	3 years duration
Sports Club	15,000	3 years duration
Total	$1,140,000

Timothy G. Smith.  Mr. Smith’s employment agreement provides that, in the event of the termination of his employment without cause or upon a change of control of the Corporation (defined as the occurrence, within a single transaction or series of related transactions occurring within the same 12-month period, of a change in the identity of persons who individually or collectively hold rights to elect, or to approve the election of, a majority of the members of the board of directors, including, without limitation, transactions consisting of one or more sales or other transfers of assets or equity securities, mergers, consolidations, amalgamations, reorganizations, or any similar transactions), Mr. Smith will be entitled to receive severance equal to 15 months of his base salary and benefits to which he would otherwise have been entitled for a period of 12 months.

If Mr. Smith had been terminated on December 31, 2008 without cause or as the result of a change of control, he would have been entitled to the following:

Salary	$243,750	Lump sum
Health care benefits	18,750	1 year duration
Vehicle	10,000	1 year duration
Total	$272,500

Brent E. Timmons.  Mr. Timmons’ employment agreement provides that, in the event of the termination of his employment without cause or upon a change of control of the Corporation (defined as the occurrence, within a single transaction or series of related transactions occurring within the same 12-month period, of a change in the identity of persons who individually or collectively hold rights to elect, or to approve the election of, a majority of the members of the board of directors, including, without limitation, transactions consisting of one or more sales or other transfers of assets or equity securities, mergers, consolidations, amalgamations, reorganizations, or any similar transactions), Mr. Timmons will be entitled to receive severance equal to 12 months of his base salary and benefits to which he would otherwise have been entitled for a period of 12 months.

If Mr. Timmons had been terminated on December 31, 2008 without cause or as the result of a change of control, he would have been entitled to the following:

Salary	$140,000	Lump sum
Health care benefits	15,000	1 year duration
Vehicle	10,000	1 year duration
Total	$165,000

INDEBTEDNESS OF DIRECTORS AND OFFICERS

No director or officer of the Corporation, and no associate of any director or officer of the Corporation, was indebted to the Corporation at any time during the year ended December 31, 2008.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information about the Corporation’s Common Shares that may be issued upon the exercise of options or warrants under the Corporation’s existing equity compensation plan as of December 31, 2008.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options (#)	(b) Weighted-Average Exercise Price of Outstanding Options ($)	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (#)
Equity compensation plans approved by security holders:
Stock Option Plan	8,281,309	$0.77	3,858,377
Equity compensation plans not approved by security holders	0	N/A	0
Total	8,281,309	$0.77	3,858,377

DIRECTORS’ AND OFFICERS’ INSURANCE

The Corporation has directors’ liability insurance for the directors and officers of the Corporation and its subsidiaries. The aggregate annual premium is $152,800. The annual insurance coverage under the applicable policy is limited to $10,000,000 per policy year with an additional $10,000,000 excess coverage per year.

There is a $150,000 deductible provision for securities claims and $100,000 deductible provision for all other claims made by the Corporation. The limit does not apply to claims by any director or officer.

INTERESTS OF INSIDERS AND OTHERS IN MATERIAL TRANSACTIONS

Related Party Transactions

Except as set forth hereafter and in the employment agreements and stock option grants described elsewhere in this Circular, no director, senior officer or associate of a director or senior officer nor, to the best knowledge of the directors or senior officers of the Corporation after having made reasonable inquiry, any person or company who beneficially owns, directly or indirectly, voting securities of the Corporation carrying more than five (5%) percent of the voting rights attached to any class of voting securities of the Corporation outstanding at the date hereof, or any associate or affiliate thereof, has any interest in any material contracts to which the Corporation is a party.

February 2007 Convertible Debenture Offering

On February 23, 2007, the Corporation completed a private placement of $8,580,000 aggregate principal amount of convertible debentures (the “Debentures”). One of the purchasers in the private placement was RAB Special Situations (Master) Fund Limited (“RAB”), a beneficial owner of more than five percent (5%) of the Corporation’s Common Shares.

In connection with the placement of Debentures, the Corporation entered into subscription agreements with the purchasers thereof, including RAB pursuant to which the Corporation agreed to sell US$8,580,000 aggregate principal amount of Debentures. Each $1,000 principal amount of Debentures is convertible at the option of the purchaser thereof into 2,000 Common Shares, at any time until they mature. The Corporation has the option to force conversion of the Debentures under certain circumstances.

The terms of the Debentures are summarized below:

•	Maturity: The Debentures will mature on February 23, 2009.
•	Interest Payments: The Debentures accrue interest at the rate of 12% per annum for the first year following the closing and 18% thereafter, and will be payable in cash on the first anniversary of the closing date and on the maturity date.
•	Conversion: The Debentures are convertible into the Corporation’s Common Shares at the election of the holder at $0.50 per common share at any time prior to the maturity of the Debenture.
•	Forced Conversion: The Corporation has the option to force conversion of the Debentures under the following circumstances: (1) at any time after September 24, 2007 and prior to the maturity date if the 20-day weighted average trading price of the Corporation’s Common Shares equals or exceeds $0.90 (if the Corporation forces conversion in this circumstance prior to the first anniversary of the issuance of the Debentures, the Corporation will be required to pay interest for the full first year after which no further payments will be required; if the Corporation forces conversion after the one year anniversary, there will be no additional payment beyond the normal course interest amount outstanding) and (2) in the event of a change of control of the Corporation.
•	Payment at Maturity: Prior to maturity, the holder will have the option to convert the Debentures into Common Shares at a price of $0.50 per share (subject to adjustment upon the occurrence of stock splits, stock dividends and similar events).
•	Events of Default: If there is an event of default under the Debentures, 100% of the principal amount of the Debentures, plus accrued and unpaid interest, if any, automatically becomes due and payable. Events of default include (i) default in the Corporation’s obligation to pay when due principal, interest or any other amount payable under the Debentures, (ii) certain events of bankruptcy, insolvency or reorganization with respect to the Corporation or any of its subsidiaries, and (iii) if the Corporation or any of its subsidiaries takes any corporate proceedings for dissolution, liquidation or amalgamation.

Each $1,000 principal amount of Debentures includes 2,000 common share purchase warrants (the “Purchase Warrants”). Each Purchase Warrant entitles the holder to purchase one of the Corporation’s Common Shares at an exercise price of $0.50 per share (subject to adjustment) for a two-year period from the closing date of the offering.

Each of the holders of the Debentures (including RAB) is a party to a Registration Rights Agreement with the Corporation (the “Registration Rights Agreements”). Under the terms of the Registration Rights Agreements, the Common Shares underlying the Debentures and the Purchase Warrants are required to be registered for resale on a registration statement to be filed with the U.S. Securities and Exchange Commission.

On February 16, 2009, the Corporation and RAB entered into an agreement with RAB to extend the maturity date of the Debentures held by RAB to February 23, 2010. The agreement also provided that the Corporation had the option to repay on February 23, 2009 the US$772,200 of accrued interest on RAB’s Debentures in either Common Shares or cash. If the Corporation elected to pay the accrued interest in common shares, the number of common shares would be calculated by dividing the accrued interest owed by the US dollar equivalent of the volume weighted average market price of the Corporation’s common shares as quoted on the Toronto Stock Exchange during the five-day period ending February 23, 2009. On February 23, 2009, the Corporation elected to repay the accrued interest by issuing Common Shares resulting in the issuance of 2,444,765 common shares of the Corporation to RAB. In consideration for the foregoing, the Corporation agreed to (i) issue 2,000,000 common shares of the Corporation to RAB on February 23, 2009 (the “RAB Shares”), (ii) extend the expiration date of the Warrants issued to RAB to March 5, 2010 (the “RAB Warrants”) and (iii) reduce the exercise price of the RAB Warrants from US$0.50 to US$0.25. The foregoing amendments to the RAB Warrants, which were approved by the Toronto Stock Exchange, became effective March 5, 2009.

The issuance of the RAB Shares and the 2,444,765 shares issued to RAB as payment for the $772,200 of accrued interest on RAB’s Debentures (as described in the immediately preceding paragraph) were registered with the SEC on the Corporation’s shelf registration statement on Form S-3 (Registration No. 333-150431). In addition, the Corporation agreed to file a resale registration statement with the SEC registering the resale of the Common Shares underlying the RAB Warrants and the Debentures held by RAB.

Acquisition of Black Fox Mill Complex from St Andrew Goldfields Ltd.

On July 28, 2008, the Corporation completed the acquisition from St Andrew Goldfields Ltd., at the time a beneficial owner of more than five percent (5%) of the Corporation’s Common Shares (“St Andrew”), of a mill and related equipment, infrastructure, property rights, laboratory and tailings facilities, located near Timmins, Ontario. The acquisition was made pursuant to an asset purchase agreement dated June 11, 2008, as amended June 30, 2008 and July 23, 2008, between the Corporation and St Andrew. Pursuant to the asset purchase agreement, St Andrew agreed to sell the mill complex to the Corporation for a purchase price of Cdn$20 million and the refund to St Andrew of its bonding commitment at the mill complex in the amount of approximately Cdn$1.2 million. The Cdn$20 million cash portion of the purchase price was payable as follows: (i) an initial deposit of Cdn$1.5 million was paid in cash to St Andrew upon execution of the asset purchase agreement, (ii) Cdn$4 million was paid in cash to St Andrew on July 3, 2008 and (iii) Cdn$14.5 million was paid in cash to St Andrew on July 28, 2008. In addition, we paid interest of Cdn$134,795 in connection with the July 28, 2008 payment.

July 2008 Public Unit Offering

On July 24, 2008, we completed an offering of 40,806,500 units for gross proceeds of Cdn$20,215,750 and US$185,625. The net proceeds of the offering were approximately Cdn$18,740,000, Cdn$14,500,000 of which were used to fund Apollo Gold’s acquisition of St Andrews’ mill complex in Timmins, Ontario, with the remainder used for the development of the Corporation’s Black Fox project and for general working capital. Each unit had an issue price of Cdn$0.50 per unit (US$0.495 per unit for purchasers resident in the United States) and is comprised of one common share of Apollo Gold and one-half of one common share purchase warrant. Each whole warrant entitles the holder to purchase one Common Share at a price of Cdn$0.65 for a period of 36 months after the closing of the offering.

St Andrew, at the time a beneficial owner of more than five percent (5%) of the Corporation’s Common Shares, purchased 2,400,000 units in the offering. In addition, the following officers and directors of the Corporation participated in the offering: David W. Peat (25,000 units); Robert W. Babensee (20,000 units); Charles E. Stott (10,000 units); R. David Russell (100,000 units); Melvyn Williams (100,000 units) and Brent Timmons (40,000 units).

Other

In 2008, the Corporation paid $16,000 for consulting services to Surradial, an entity owned by the brother of R. David Russell, the President and Chief Executive Officer of the Corporation. In 2008, the Corporation paid Fogler, Rubinoff LLP $512,000, in respect of legal services provided to the Corporation. Mr. Hobart, a director and assistant secretary of the Corporation, is a partner at Fogler, Rubinoff LLP.

Policy Regarding Related Party Transactions

The Corporation or one of its subsidiaries may occasionally enter into transactions with certain “related persons.” Related persons include the Corporation’s executive officers, directors, 5% or more beneficial owners of the Corporation’s common stock, immediate family members of these persons and entities in which one of these persons has a direct or indirect material interest. We refer to transactions with these related persons as “related party transactions.” All related party transactions may only be consummated or continue if:

•	the audit committee shall have approved or ratified such transaction and if the transaction is on terms comparable to those that could be obtained in arm’s length dealings with unrelated third parties;
•	the transaction is approved by the disinterested members of the board of directors; or
•	the transaction involves compensation approved by the Corporation’s Compensation Committee.

The Corporation’s policy regarding related party transactions is evidenced by a written policy which was adopted by the board of directors. All of the related party transactions described under the heading “Interests of Insiders and Others in Material Transactions — Related Party Transactions” of this Circular have been approved pursuant to these policies and procedures.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 as amended (the “Exchange Act”) requires the Corporation’s officers and directors, and persons who own more than ten percent (10%) of any class of equity securities of the Corporation, to file reports of ownership and changes of ownership of such securities with the United States Securities and Exchange Commission. Based solely upon a review of Forms 3, 4 and 5 and amendments thereto furnished to the Corporation pursuant to Section 16a-3 of the Exchange Act, no person who at any time during 2008 was a director, officer, or beneficial owner of more than ten percent (10%) of any class of equity securities of the Corporation failed to file on a timely basis, as disclosed in the above forms, reports required by Section 16(a) of the Exchange Act during the most recent fiscal year.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No person who was a director or senior officer of the Corporation at any time since the beginning of the Corporation’s last completed financial year, no person who is a proposed nominee for election as a director of the Corporation and no associate or affiliate of any such director, senior officer or proposed nominee has any material interest, direct or indirect, in any matter to be acted upon at the Meeting other than the election of directors.

PARTICULARS OF MATTERS TO BE ACTED UPON

Financial Statements

The shareholders will receive and consider the audited consolidated financial statements of the Corporation for the fiscal year ended December 31, 2008, together with the auditor’s report thereon.

Proposal #1 — Election of Directors

The constating documents of the Corporation authorize between three (3) and fifteen (15) directors. The Nominating Committee of the Corporation has nominated seven persons for election to the board of directors, each of which has been a member of the board of directors as of the dates indicated below. Proxies cannot be voted for a greater number of persons than the number of nominees named in this Circular. Management does not contemplate that any of the nominees will be unable to serve as a director. However, if a nominee should be unable to so serve for any reason prior to the Meeting, the persons named in the enclosed form of proxy reserve the right to vote for another nominee in their discretion. Each director elected will hold office until the next annual meeting or until his successor is appointed, unless his office is earlier vacated in accordance with the Business Corporations Act (Yukon), and the by-laws of the Corporation. The persons named in the enclosed form of proxy intend to vote for the election of all of the nominees whose names are set forth below.

The election of the directors nominated must be approved by a majority of the votes cast at the Meeting.

The following table and the notes thereto state the names of all persons proposed to be nominated for election as directors, all other positions or offices with the Corporation and its subsidiaries now held by them, their principal occupations or employment, the year in which they became directors of the Corporation, the approximate number of Common Shares beneficially owned, or controlled or directed, directly or indirectly, by each of them, as of April 3, 2009.

Name and Municipality of Residence	Present Principal Occupation	Year First Became Director(1)	Common Shares Beneficially Owned, or Controlled or Directed Directly or Indirectly(2)	Age
Robert W. Babensee(3)(4)(6) Etobicoke, Ontario	Retired Partner of BDO Dunwoody LLP	2005	70,000	68
G. Michael Hobart(6) Toronto, Ontario	Partner, Fogler, Rubinoff LLP, alaw firm	2002	55,545	50
Marvin K. Kaiser(3)(5) Mayfield, Kentucky	Retired Business Executive	2006	25,000	67
David W. Peat(3)(4) Fernandina Beach, Florida	Financial Consultant	2006	25,000	56
R. David Russell(5) Aurora, Colorado	President and Chief Executive Officer of the Corporation	2002	1,736,100(7)	52
Charles E. Stott(4)(5) Evergreen, Colorado	Independent Mining Consultant	2002	12,000	75
W. S. (Steve) Vaughan(6) Toronto, Ontario	Partner, Heenan Blaikie LLP, a law firm	2002	Nil	71

(1)	Each director will serve for a one-year term.
(2)	Information regarding Common Shares held does not include Common Shares issuable upon the exercise of options, warrants or other convertible securities of the Corporation.
(3)	A current member of the Audit Committee.
(4)	A current member of the Compensation Committee.
(5)	A current member of the Technical Committee.

(6)	A current member of the Nominating Committee.
(7)	Includes 100 Common Shares that are held indirectly by Mr. Russell for the benefit of his minor child.

The principal occupation for the past five years for each of the nominees is set forth below.

Robert W. Babensee

Mr. Babensee was as a partner of the Canadian accounting firm BDO Dunwoody LLP from 1984 to 2004, where he practiced as an assurance specialist. From February 2005 until July 2006 Mr. Babensee was the Chief Financial Officer of Golden China Resources Corporation, which was a TSX Venture Exchange listed natural resource company whose operating focus was in Asia. Mr. Babensee is a member of the Institute of Chartered Accountants of Ontario since 1968. Mr. Babensee also serves as a director of Caledonia Mining Corporation.

G. Michael Hobart

Mr. Hobart is a partner at the Toronto, Ontario office of Fogler, Rubinoff LLP, a law firm, where he has practiced corporate and securities law since September 2002. Prior thereto he was a partner of Aylesworth Thompson Phelan O’Brien LLP, a law firm, from 1998 to 2002. He earned a B.A. at McGill University (1982) and a LL.B. at the University of New Brunswick (1985). He has held directorships and senior officer positions with several junior mineral exploration companies in Canada. Mr. Hobart was called to the Ontario Bar in 1987 and is a member of the Canadian Bar Association. Mr. Hobart serves as assistant secretary to Apollo Gold. Mr. Hobart also currently serves on the board of, and acts in the capacity of secretary for, Polaris Geothermal Inc. and Aquiline Resoures, Inc,, since June 2004 and December 2002, respectively.

Marvin K. Kaiser

Mr. Kaiser was the Executive Vice President and Chief Administrative Officer of The Doe Run Company, an international natural resource company focused on the mining, smelting, recycling and fabrication of metals, from December 1993 to February 2006. Prior thereto, he was the Chief Financial Officer of Amax Gold Inc., an NYSE listed company, from 1989 to 1993. Mr. Kaiser currently serves as a director of Gryphon Gold Corporation, Uranium Resources Corporation and El Capitan Precious Metals. Mr. Kaiser earned a Bachelor of Science, Accounting, in 1963 from Southern Illinois University. He has served on the School of Accountancy Advisory Board at Southern Illinois University since 1988. He also currently serves as a director of the Southern Illinois University Foundation.

David W. Peat

Mr. Peat was the Vice President and Chief Financial Officer of Frontera Copper Corporation, a TSX listed natural resource company with a mine in Mexico from June 2006 through February 2009. From 2002 through 2004, Mr. Peat served as Vice President and Global Controller for Newmont Mining Corporation, a gold mining company. From 1999 through 2002, Mr. Peat served as Vice President, Finance, and Chief Financial Officer for Homestake Mining Company, a gold mining company. Mr. Peat has been a member of the Institute of Chartered Accountants of Ontario since 1978. Mr. Peat earned a Bachelor of Commerce, Honors Business Administration in 1976, and a Bachelor of Arts, Economics in 1975.

R. David Russell

Mr. Russell has been the Corporation’s President and Chief Executive Officer since June 2002. Mr. Russell was a founder of Nevoro Gold Corporation in January 2002, the predecessor of Apollo Gold Corporation, and served as its President from February 2002 through June 2002. Mr. Russell was an independent mining consultant from 1999 to 2002. Mr. Russell also serves as a director of General Moly, Inc. and Calais Resources, Inc. Mr. Russell received his mining engineering degree from Montana Tech.

Charles E. Stott

Mr. Stott has been since 1995 an independent mining consultant with T.P. McNulty and Associates, which provides consulting services to the mineral, metal and chemical industries. Since 2002 he has also served as a member of the board of directors of Hazen Research, Inc. and, since 2008, as a member of the board of directors of Western Troy Capital Resources Inc. Mr. Stott was a director of Getchell Gold Corporation from 1996 to 1999. He was President and Chief Executive Officer of Gold Capital Corporation from 1994 to 1995 and was President and Chief Executive Officer of Horizon Resources Corporation from 1990 to 1993. Mr. Stott served as President and Chief Executive Officer of Amax Gold Inc. from 1986 to 1989. Mr. Stott holds a mining engineering degree from the Colorado School of Mines and a J.D. degree from the Hastings College of Law, University of California.

W. S. (Steve) Vaughan

Steve Vaughan is a partner in the Business Law Group with Heenan Blaikie LLP, a law firm based in Toronto, focusing on the natural resources industry, particularly mining. From 2002 until February 2007, Mr. Vaughan was a partner of McMillan Binch Mendelsohn. Prior thereto he was a partner of Aird & Berlis LLP, a law firm, from 1974 until February 2002. He has a B.Sc. and a M.Sc. degree in geology as well as a law degree and has worked in or been closely associated with all facets of the mineral exploration, mine finance and securities industries since 1955. Mr. Vaughan is a director and member of the Securities Committee of the Prospectors and Developers Association of Canada. Mr. Vaughan also serves as a director of Algoma Central Corporation, Consolidated Tanager Limited, Golden China Inc., Platte River Gold Inc., and Western Troy Capital Resources Inc.

Proposal #2 — Election of Auditors

The board of directors recommends the re-appointment of Deloitte & Touche LLP, Chartered Accountants, of Vancouver, British Columbia, the present independent auditors, as the auditors of the Corporation to hold office until the close of the next annual meeting of the shareholders. Deloitte & Touche LLP has served as the Corporation’s independent auditors continuously since 2002. Deloitte & Touche LLP will not attend this Meeting.

The re-appointment of Deloitte & Touche LLP must be approved by a majority of the votes cast at the Meeting.

The following table shows the aggregate fees, all of which were fully approved by the Audit Committee, billed to the Corporation for professional services by Deloitte & Touche LLP for fiscal years 2008 and 2007 (in Cdn$):

	Fiscal 2008	Fiscal 2007
Audit Fees	$400,000	$381,000
Audit-Related Fees	$65,000	$0
Tax Fees	$0	$0
All Other Fees	$88,000	$13,120
Total	$553,000	$394,120

Audit Fees.  This category includes the aggregate fees billed for professional services rendered for the audits of the Corporation’s consolidated financial statements for fiscal years 2008 and 2007, for the reviews of the financial statements included in the Corporation’s quarterly reports on Form 10-Q during fiscal 2008 and 2007, and for other services that are normally provided by the independent auditors in connection with statutory and regulatory filings or engagements for the relevant fiscal years.

Audit-Related Fees.  This category includes the aggregate fees billed in each of the last two fiscal years for assurance and related services by the independent auditors that are reasonably related to the performance of the audits or reviews of the financial statements and are not reported above under “Audit Fees,” and generally consist of fees for other engagements under professional auditing standards, accounting and reporting consultations, internal control-related matters, and audits of employee benefit plans.

Tax Fees.  This category includes the aggregate fees billed in each of the last two fiscal years for professional services rendered by the independent auditors for tax compliance, tax planning and tax advice. Of these amounts, $0 was related to tax compliance services for review of federal and state tax returns for both 2008 and 2007.

All Other Fees.  This category includes the aggregate fees billed in each of the last two fiscal years for products and services provided by the independent auditors, other than those reported above under “Audit Fees,” “Audit-Related Fees” and “Tax Fees.”

In the past, the board of directors has reviewed and approved the fees to be paid to the auditors. Such fees have been based upon the complexity of the matters in question and the time incurred by the auditors. Management believes that the fees negotiated in the past with the auditors of the Corporation were reasonable in the circumstances and would be comparable to fees charged by other auditors providing similar services.

As discussed in the “Report of the Audit Committee” in this Circular, the Audit Committee has reviewed and considered whether the provision of services other than audit services is compatible with maintaining the auditors’ independence. Commencing in 2003, the Audit Committee considered and pre-approved expenditure limits for the Corporation’s auditors and reviewed and pre-approved the provision of non-audit services by the Corporation’s auditors to ensure they are consistent with maintaining the auditor’s independence.

It is intended that on any ballot that may be called relating to the appointment of auditors, the shares represented by proxies in favour of the management nominees will be voted in favour of the appointment of Deloitte & Touche LLP as auditors of the Corporation and the resolution authorizing the directors to fix remuneration of the auditors, unless a shareholder has specified in his proxy that his shares are to be withheld from voting on the appointment of auditors.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services and Independent Auditors

The Audit Committee has established a policy requiring pre-approval of all audit engagement letters and fees for all auditing services (including providing comfort letters in connection with securities underwritings) and all permissible non-audit services performed by the independent auditors. Such services may be approved at a meeting of the Audit Committee or by the Chairman of the Audit Committee, provided that the Chairman presents any such pre-approvals to the Audit Committee at each of its scheduled meetings.

Proposal #3 — Amendments to Stock Option Incentive Plan

The Corporation currently has a Stock Option Plan which has 12,139,686 Common Shares reserved for issuance pursuant to the granting of stock options of which 3,858,377 remain outstanding and available for future issuance. See the section above entitled “Compensation Discussion and Analysis — Equity Compensation” for further discussion about the Stock Option Incentive Plan. The Board has approved an amended Stock Option Plan (the “Amended Plan”) for the Corporation, subject to shareholder and regulatory approval.

The principal terms of the Amended Plan are summarized below. The principal terms of the Amended Plan are substantially similar to the Stock Option Plan, except for those provisions specifically identified below as amendments to the Stock Option Plan. The following summary is qualified in its entirety by the full text of the Amended Plan, which appears as Schedule B to this Circular.

Purpose.  The purpose of the Amended Plan is to attract and motivate directors, officers, employees of and service providers to the Corporation and its subsidiaries and thereby advance the Corporation’s interests by affording such persons an opportunity to acquire an equity interest in the Corporation through the stock options.

Administration.  The Compensation Committee, which administers the Stock Option Plan, will have authority under the Amended Plan to fix the terms and conditions of individual agreements with participants, including the duration of the award and any vesting requirements, subject to requirements of applicable regulatory authorities. The Amended Plan permits the board of directors to grant options for the purchase of Common Shares of the Corporation for a term of up to 10 years.

Authorized Shares; Limits on Awards.  The number of Common Shares granted pursuant to each option is determined in the discretion of the board of directors, provided that in the case of any one person, the aggregate number of Common Shares reserved for issuance may not exceed 5% of the Common Shares outstanding at the time of the grant. The aggregate number of Common Shares reserved for issuance to insiders of the Corporation, at any time, or in any one-year period, under all security based compensation arrangements, cannot exceed 10% of the outstanding Common Shares.

Eligibility.  Persons eligible to receive awards under the Amended Plan include directors, executive officers, employees and consultants of the Corporation and its affiliates. Vesting provisions with respect to the options shall be determined and imposed by the Board of Directors, at their discretion.

Pricing of Awards.  In accordance with the provisions of the Amended Plan, the option price and the terms and conditions on which the options may be exercised are set out in written stock option agreements, in the form approved by the board of directors, entered into by the Corporation and each option holder. Under the Stock Option Plan, the option price is determined by the board of directors and may either be in Canadian dollars or United States dollars. If the exercise price is in Canadian dollars, the exercise price shall not be lower than the closing price on the TSX on the trading day prior to the date of the grant. If the exercise price is in United States dollars, the exercise price shall not be lower than the greater of: (a) the closing price on the NYSE Amex on the trading day prior to the date of the grant, or (b) the closing price on the TSX (such closing price converted into United States dollars using the Bank of Canada noon nominal rate of exchange on the same date as such closing price) on the trading day prior to the date of the grant.

Transfer Restrictions; Termination of Awards.  The options are not transferable and terminate on the earlier of the expiry date and the date that the optionee ceases to be eligible for any reason whatsoever, other than death. In the event of death, the option is fully exercisable by the optionee’s legal representative on the earlier of the expiry date and one year from the date of death. Option agreements approved by the board of directors may provide that all or any part of the options that are outstanding upon the occurrence of a change of control may continue to be exercised by the holder for such extended period up to and including the normal expiry date of such options.

Loans.  Subject to compliance with applicable corporate and securities laws, the board of directors may at any time authorize the Corporation to loan money to a Participant in order to assist him or her to exercise options granted under the Amended Plan. Such loan shall be provided on a non-recourse basis, shall be non-interest bearing and shall be on such other terms and conditions to be determined from time to time by the board of directors. The board of directors has not loaned any money to Participants and has no intention to do so in the future.

Changes to the Amended Plan.  The Amended Plan may be amended by the board of directors, subject to approval of the shareholders as well as the TSX and the NYSE Amex, and subject to compliance with applicable legislation.

Amendments to the Stock Option Plan.  The amendments to the Stock Option Plan, which are reflected in the Amended Plan, are summarized below:

•	that the number of Common Shares which may be issued pursuant to stock options previously granted under the Stock Option Plan and those granted under the Amended Plan may not exceed the lesser of: (a) 10% of the issued and outstanding Common Shares, from time to time; and (b) 23,261,129 Common Shares (as opposed to 12,139,686 Common Shares as provided under the Stock Option Plan); and
•	to make clarifying changes to ensure compliance with (i) the incentive stock option rules under the Internal Revenue Code (including, without limitation, requiring that the exercise price of stock options granted under the Amended Plan be equal to the average of the high and low sales prices on the date of grant, as opposed to the closing sales price on the trading date prior to the day of grant as provided in the original Stock Option Plan), (ii) the performance-based compensation requirements under Section 162(m) of the Internal Revenue Code (including, without limitation, that the number of options issued to any one person in any one year period may not exceed ten percent of the reserved for issuance under the Amended Plan) and (iii) the deferred compensation rules under Section 409A of the Internal Revenue Code (by adding provisos to Sections 9(a) and 9(b) and a new Section 12(m) to the Amended Plan.

U.S. Federal Income Tax Consequences of Participation in the Amended Plan

The following summary of the U.S. Federal income tax consequences of the grant and exercise of stock options awarded under the Amended Plan, and the disposition of shares purchased pursuant to the exercise of such stock options, is intended to reflect the current provisions of the Code and the regulations thereunder. This summary is not intended to be a complete statement of applicable law, nor does it address foreign, state and local tax considerations.

Incentive Stock Options.  A participant who is granted an incentive stock option within the meaning of Section 422 of the Code (“ISO”) recognizes no taxable income when the ISO is granted. Additionally, a participant will not recognize taxable income upon exercise of an ISO for regular income tax purposes, but generally will recognize taxable income upon the exercise of an ISO for alternative minimum tax (“AMT”) purposes (see below). If the Corporation was not a “passive foreign investment company” (“PFIC”) for any year during which a participant holds an ISO or shares acquired on exercise of an ISO, any gain or loss recognized on the sale of shares acquired upon exercise of the ISO will be taxed as capital gain or loss if the shares have been held for more than one year after the option was exercised and for more than two years after the option was granted. If the participant disposes of the shares before the required holding periods have elapsed (a “disqualifying disposition”), the participant is taxed as though he or she had exercised an nonqualified stock option, except that the ordinary income on exercise of the option is recognized in the year of the disqualifying disposition and generally is the original spread upon exercise or the excess of the amount realized in the sale of the shares over the original option price less the amount of loss, if any, that would otherwise be recognized in the sale. The Corporation will not be entitled to a deduction with respect to the ISO or the ISO shares unless a participant makes a disqualifying disposition.

If the Corporation was a PFIC for any year during which a participant who is a U.S. person for federal income tax purposes (a “U.S. holder”) holds an ISO or shares acquired on exercise of an ISO, any gain recognized on the sale of the shares acquired upon the exercise of the ISO will be allocable ratably over the U.S. holder’s holding period (which will include any period during which the U.S. holder held the option while the Corporation was a PFIC) and will be subject to tax at the maximum rates applicable to ordinary income and an interest charge as discussed below under “PFIC Rules.” The Corporation’s PFIC status should not affect the treatment of any loss recognized on sale of shares acquired with an ISO.

Alternative Minimum Tax.  The exercise of an ISO may result in tax liability under the AMT. The AMT provides for additional tax generally equal to the excess, if any, of (a) 26% to 28% of “alternative minimum taxable income” in excess of a certain exemption amount, over (b) regular income tax for the taxable year. For purposes of calculating alternative minimum taxable income, an ISO is treated as if it were a nonqualified stock option, so the difference between the fair market value of the shares on the date of exercise and the option price will be deemed to be income for this purpose and the taxpayer will hold the shares with a tax basis equal to such fair market value on the date of exercise for subsequent AMT purposes. Application of the AMT to any exercise of an ISO and to a disqualifying disposition of shares is complex and will vary depending upon each person’s circumstances. Each holder of an ISO is cautioned to determine the effect, if any, of an ISO exercise before it is made.

Nonqualified Stock Options.  No income will be realized by an optionee upon grant of a stock option that is not an ISO (i.e., a “nonqualified stock option). Upon exercise of a nonqualified stock option, the optionee will generally recognize ordinary compensation income (subject to income tax and employment tax withholding) in an amount equal to the excess, if any, of the fair market value of the underlying stock over the option exercise price (the “Spread”) at the time of exercise or up to six months later if the optionee is subject to Section 16(b) of the Exchange Act. The optionee’s tax basis in the underlying shares acquired by exercise of a nonqualified stock option will be equal to the sum of the exercise price plus the Spread.

If the Corporation was not a PFIC for any year during which a participant who is a U.S. person for federal income tax purposes (a “U.S. holder”) holds an nonqualified stock option or shares acquired on exercise of an nonqualified stock option, any gain or loss recognized on the sale of the shares acquired upon the exercise of the nonqualified stock option will be capital gain or loss. For long-term capital gain treatment, the shares must be held for more than one year. If the Corporation was a PFIC for any year during which a U.S. holder holds an nonqualified stock option or shares acquired on exercise of an nonqualified stock option, any gain recognized on the sale of the shares acquired upon the exercise of the nonqualified stock option will be allocable ratably over the U.S. holder’s holding period (which, will include any period during which the U.S. holder held the option while the Corporation was a PFIC) and will be subject to tax at the maximum rates applicable to ordinary income and an interest charge, as discussed below under “PFIC Rules.” The Corporation’s PFIC status should not affect the treatment of any loss recognized on the sale of shares acquired on exercise of a nonqualified stock option.

PFIC Rules.  Although the Corporation believes that it was not a passive foreign investment company (“PFIC”) for the 2008 fiscal year and does not expect to become a PFIC in the foreseeable future, the tests for determining PFIC status depend upon a number of factors. Some of these factors are beyond the Corporation’s control and may be subject to uncertainties, and the Corporation cannot assure you that it has not been or will not be a PFIC. The Corporation undertakes no obligation to advise investors in its securities as to its PFIC status for any year.

If the Corporation is a PFIC for any year, any holder of the Corporation’s stock options or shares acquired on exercise of the Corporation’s stock options who is a U.S. person for U.S. federal income tax purposes (“U.S. holder”) and whose holding period for those options or shares includes any portion of a year in which the Corporation is a PFIC generally will be subject to a special adverse tax regime imposed on “excess distributions” of a PFIC, whether or not the Corporation is a PFIC in the year an excess distribution is made or received. Excess distributions include certain distributions received on shares in a PFIC in a taxable year. Gains recognized by a U.S. Holder on a sale or other transfer of the Corporation’s stock options or shares will also generally be taxed as an excess distribution. Under the PFIC rules, excess distributions would be allocated ratably to a U.S. Holder’s holding period. For this purpose, the holding period of the Corporation’s shares acquired through either an exercise of the Corporation’s stock options would include the holder’s holding period in those stock options.

The portion of any excess distributions (including gains treated as excess distributions) allocated to the current year would be includible by the investor as ordinary income in the current year. The portion of any excess distributions allocated to prior years would be taxed to the investor at the highest marginal rate applicable to ordinary income for each year (regardless of the taxpayer’s actual marginal rate for that year and without reduction by any losses or loss carryforwards) and would be subject to interest charges to reflect the value of the U.S. federal income tax deferral.

In certain cases, elections may be made to mitigate the adverse tax rules that apply to PFICs (the so-called “mark-to-market” and “qualifying electing fund” elections), but these elections may accelerate the recognition of taxable income and may result in the recognition of ordinary income. These elections are not available to U.S. holders with respect to stock options. The Corporation has not decided whether it will provide the U.S. holders of its shares with the annual information required to make a QEF election.

Additional adverse rules will apply to U.S. holders of the Corporation’s stock options or shares for any year in which the Corporation is a PFIC and owns or disposes of shares in another corporation that is itself a PFIC. Special adverse rules that impact certain estate planning goals could apply to the Corporation’s equity securities if it is a PFIC.

The foregoing constitutes a brief summary of the principal federal income tax consequences of the transactions based on current federal income tax laws. This summary is not intended to be exhaustive and does not describe state, local or foreign tax consequences. Optionees in the Amended Plan are urged to consult their own tax advisors with respect to the consequences of their participation in the Amended Plan.

No awards will be granted under the Amended Plan until the Corporation receives shareholder approval. It is not possible to predict the individuals who will receive future awards under the Amended Plan or the number of Common Shares covered by any future award because such awards are wholly within the discretion of the Compensation Committee.

The Board is requesting shareholders to pass, with or without variation, the following resolution (the “Stock Option Plan Resolution”):

BE IT RESOLVED THAT:

(1)	The Apollo Gold Corporation Stock Option Incentive Plan (as amended and restated May 7, 2009) is hereby approved; and
(2)	any one officer or one director of the Corporation is hereby authorized and directed to do and perform all things, including, the execution of documents which may be necessary or desirable to give effect to the foregoing resolution.

The directors of the Corporation believe the passing of the Stock Option Plan Resolution is in the best interests of the Corporation and recommends that the shareholders vote in favour of the resolution. In the event the resolution is not passed, the Stock Option Plan will remain in force.

In order to be approved, the Stock Option Plan Resolution must be passed by a majority of the votes cast at the Meeting. The Board has unanimously approved the Stock Option Plan Resolution and recommends that shareholders vote FOR such resolution. Proxies received in favour of management will be voted in favour of the Stock Option Plan Resolution, unless the shareholder has specified in the proxy that his or her Common Shares are to be voted against the resolution.

APPROVAL

The contents and the sending of this Circular have been approved by the directors of the Corporation.

OTHER MATTERS

Management knows of no amendment, variation or other matter to come before the Meeting other than the matters referred to in the Notice. However, if any other matter properly comes before the Meeting, the accompanying proxy will be voted on such matter with the best judgment of the person or persons voting the proxy.

INCORPORATION BY REFERENCE

The reports of the Compensation and Audit Committees shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or the Exchange Act of 1934, except to the extent we specifically incorporate this information by reference, and shall not otherwise be deemed filed under the Securities Act or the Exchange Act.

SHAREHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

Shareholder Proposals for Inclusion in Proxy Statement for 2010 Annual Meeting of Shareholders

To be considered for inclusion in the Corporation’s proxy statement for the 2010 annual meeting of shareholders, a shareholder proposal must be received by the Corporation no later than the close of business on December 16, 2009. Shareholder proposals must be sent to the Secretary of the Corporation at the following address: Apollo Gold Corporation, 5655 South Yosemite Street, Suite 200, Greenwood Village, Colorado, 80111-3220. The Corporation will not be required to include in its proxy statement any shareholder proposal that does not meet all the requirements for such inclusion established by applicable law.

Other Shareholder Proposals for Presentation at 2010 Annual Meeting of Shareholders

For any proposal that is not submitted for inclusion in the Corporation’s proxy statement for the 2010 annual meeting of shareholders, but is instead sought to be presented directly at the meeting, the SEC’s rules permit management to vote proxies in its discretion if: (1) the Corporation receives notice of the proposal before the close of business on February 21, 2010, and advises shareholders in the proxy statement about the nature of the matter and how management intends to vote on such matter (and certain other conditions are met); or (2) the Corporation does not receive notice of the proposal prior to the close of business on February 21, 2010. Notices of intention to present proposals at the 2010 annual meeting of shareholders should be sent to Secretary of the Corporation at the following address: Apollo Gold Corporation, 5655 South Yosemite Street, Suite 200, Greenwood Village, Colorado, 80111-3220.

ADDITIONAL INFORMATION

Financial information about the Corporation is contained in its comparative financial statements and Management’s Discussion and Analysis for fiscal year ended December 31, 2008, which can be obtained, at no cost to you, by sending a request to:

Apollo Gold Corporation
Colorado Executive Offices
5655 South Yosemite Street
Suite 200
Greenwood Village
Colorado, 80111-3220

Attention: Melvyn Williams, Chief Financial Officer

Additional information relating to the Corporation is on SEDAR at www.sedar.com.

DATED at Greenwood Village, Colorado this 3rd day of April, 2009.

By Order of the Board of Directors /s/ R. David Russell President and Chief Executive Officer

SCHEDULE “A”

CORPORATE GOVERNANCE PROCEDURES

The Canadian securities regulatory authorities have adopted National Instrument 58-101 “Disclosure of Corporate Governance Practices” (“NI 58-101”), which requires disclosure of the approach of the Corporation to corporate governance, and National Policy 58-201 “Corporate Governance Guidelines” (“NP 58-201”), which provides guidance on corporate governance practices, and in the U.S., the United States Sarbanes-Oxley Act of 2002 as well as the NYSE Amex listing standards and corporate governance requirements (the “NYSE Amex Standards”) require similar disclosure.

OVERVIEW OF CORPORATE GOVERNANCE PRACTICES

Assumption of Responsibilities by the Board of Directors

The board of directors participates fully in assessing and approving strategic plans and prospective decisions proposed by management. In order to ensure that the principal business risks borne by the Corporation are appropriate, the board of directors receives and comments on periodic reports from management of the Corporation’s assessment and management of such risks. The board of directors regularly monitors the financial performance of the Corporation, including receiving and reviewing detailed financial information contained in management reports. The board of directors, directly and through the Audit Committee, assesses the integrity of the Corporation’s internal control and management information systems. In 2003, the board of directors adopted a Disclosure Policy and appointed a Disclosure Policy Officer being an Assistant Secretary of the Corporation, to determine, among other things, the appropriateness and timing of the release of information with respect to developments at the Corporation.

The board of directors regularly receives reports regarding the monitoring of senior management of the Corporation and its subsidiaries. Input is received at both the Compensation Committee and board of directors meetings regarding the performance of senior management. Both the Compensation Committee and the board of directors have specifically assumed responsibility for reviewing the performance of senior management.

The board of directors meets at least four times each calendar year, and more frequently as required. The frequency of meetings, as well as the nature of the agenda items, change depending on the state of the Corporation’s affairs and in light of opportunities or risks which the Corporation faces from time to time. In 2008, the board of directors held nine meetings.

Corporate Governance Principles

In 2003, the board of directors formally adopted a set of corporate governance principles. Those principles provide guidelines on board of directors size, independence of board of directors members, nominating and orientation of new directors, retirement and resignation of board of directors members, conduct of board of directors meetings, conflicts of interest, share ownership by directors, compensation review, assessing board of directors and committee performance, interaction with third parties and confidentiality. The principles also require each of the committees of the board of directors to adopt a written charter approved by the board of directors, as well as set out minimum numbers for committee meetings. In addition, in 2004, the board of directors created a Nominating Committee to comply with the NYSE Amex Standards.

Composition of the Board of Directors

NI 58-101 and the NYSE Amex Standards define an “independent director” as a non-employee director who is affirmatively determined by the board of directors not to have a material relationship with the listed company that would interfere with the exercise of independent judgment.

NP 58-201 states that the board of directors of every corporation should be constituted with a majority of individuals who qualify as unrelated directors. The NYSE Amex Standards require that each listed company must have a sufficient number of independent directors on its board of directors such that at least a majority of such directors are independent directors subject to the certain exceptions. The board of directors has determined that six of the proposed nominees for director are independent directors. Mr. Russell is the President and Chief Executive Officer of the Corporation, and the board of directors has determined that Mr. Russell is not independent.

The Chairman of the board of directors is Mr. Stott, an independent director. The Chairman’s responsibilities include acting as liaison between the board of directors and the Chief Executive Officer and establishing, in consultation with the Chief Executive Officer and the board of directors, procedures to govern the board of directors’ performance. Further, the Chairman ensures that the board of directors operates independently of management and that directors have an independent leadership contact. As part of his responsibilities, the Chairman is responsible for obtaining peer reviews of the operation of the board of directors to obtain insight as to areas where the board of directors and its committees could be operating more effectively. The Chairman chairs all board of directors meetings including meetings at which only independent directors are present. During their meetings, several committees of the board of directors also hold sessions with only independent directors present.

The board of directors believes that the current size and composition of the board of directors serves the Corporation and its shareholders well. The board of directors believes that all of its directors, including its non-independent directors, make a valuable contribution to the board of directors and the Corporation. As indicated above, a majority of the Corporation’s directors are independent. The non-independent directors possess an extensive knowledge of the Corporation’s business and have extensive business experience, both of which have proven to be beneficial to the other directors, and their participation as directors contribute to the effectiveness of the board of directors. The board of directors also believes that the directors are sensitive to conflicts of interest and excuse themselves from deliberations and voting in appropriate circumstances.

See “Particulars of Matters to be Acted Upon — Election of Directors” for biographies of the nominee directors, which includes details of other boards on which the Corporation’s directors serve.

Committees

The board of directors has four committees: an Audit Committee, a Compensation Committee, a Technical Committee and a Nominating Committee. The board of directors committees are generally composed of outside directors, a majority of whom are independent directors in accordance with the NYSE Amex Standards. All of the directors on the Audit Committee, Compensation Committee and Nominating Committee are independent directors in accordance with NP 58-201. The composition, mandate and certain activities of each committee are set out under “Statement of Corporate Governance Practices — Board Committees” of this Circular.

Position Descriptions

The board of directors has given a mandate to the Compensation Committee to develop position descriptions for senior management. Guidelines have been developed and approved by the board of directors which set out those matters requiring board of directors approval. See above under “Composition of the Board of Directors” for the position description for the Chairman of the board of directors.

Director Orientation and Continuing Education

In accordance with NI 58-101 and NP 58-201, the Corporation has established a process to provide an orientation and education program for new recruits to the board of directors. Such orientation and education program consists of details of the Corporation’s organizational structure, the structure of the board of directors and its committees, compliance requirements for directors, corporate policies and by-laws. They also meet with a number of directors and senior management personnel of the Corporation and its material subsidiaries to learn of the functions and activities of the Corporation. On an ongoing basis, presentations are made to the board of directors on various aspects of the Corporation’s operations.

Board Functioning and Independence

In accordance with the NP 58-201 and the NYSE Amex Standards, the Corporation provides orientation to new recruits to the board of directors. Such orientation consists of orientation sessions with management, a review of prior board of directors activity, receipt of documentation including the Corporation’s articles, by-laws, policies and procedures and personal meetings with directors and management of subsidiaries.

The board of directors has a formal policy that all acquisitions and divestitures of a material nature require the approval of the board of directors. In addition, the board of directors policy requires that all major strategic decisions, including any change in the strategic direction of the Corporation, be presented by management to the board of directors for approval. As part of its ongoing activity, the board of directors regularly receives and comments upon reports of management as to the performance of the Corporation’s business and management’s expectations and planned actions in respect thereto.

The board of directors reviews the adequacy and form of the compensation of directors to ensure the compensation realistically reflects the responsibility and risk involved in being an effective director. The board of directors has made it a priority to continue to examine and develop the processes which it follows in its deliberations in order that it will continue to fulfill its mandate.

The board of directors and the Chief Executive Officer engage in regular dialogue regarding the performance of the senior management team, including the Chief Executive Officer, in achieving the Corporation’s strategic objectives as determined by management and the board of directors. As the board of directors has plenary power, any responsibility which is not delegated to management or a board of directors committee remains with the board of directors.

The board of directors conducts in-camera sessions without management present as it deems appropriate and also conducts in-camera sessions to review the recommendations of the Compensation Committee. The Compensation Committee also conducts part of its deliberations without management present. As well, the Audit Committee has a policy to meet annually with the Corporation’s auditors without management present.

The By-laws of the Corporation provide for a system which enables an individual director to engage an outside adviser at the expense of the Corporation in appropriate circumstances. Prior approval of the Audit Committee is required for the retention of such an adviser.

The Corporation has adopted a formal policy that all members of the board of directors are encouraged, but not required, to attend the annual meeting of shareholders of the Corporation. Other than Mr. W. S. Vaughan, all members of the board attended the Corporation’s 2008 annual and special meeting held on May 7, 2008.

Shareholder Communications

The Corporation endeavours to keep all shareholders well informed as to the financial performance of the Corporation, primarily by means of its annual and quarterly reports, and by press releases. The board of directors has specifically adopted a disclosure policy in furtherance of these goals.

Management of the Corporation is receptive to shareholder feedback in any form. It is the policy of the Corporation to receive and respond promptly to shareholder enquiries, while being guided by legal requirements as well as the Corporation’s policies in respect to confidentiality and disclosure. Shareholders wishing to send communications to the board of directors should write to either the Chairman of the board of directors or the Secretary of the Corporation at the following address: Apollo Gold Corporation, 5655 South Yosemite Street, Suite 200, Greenwood Village, Colorado, 80111-3220. All such communication shall state the type and amount of Corporation securities held by the security holder and shall clearly state that the communication is intended to be shared with the board of directors, or if applicable, with a specific committee of the board of directors. The Chairman of the board of directors or the Secretary of the Corporation, as applicable, will forward all such communication to the members of the board of directors or specific committee of the board of directors.

Code of Business Conduct and Ethics

In 2003, the Corporation formally adopted a Code of Business Conduct and Ethics and related policies, which sets high standards for ethical behavior throughout the organization. The Code of Business Conduct and Ethics provides the entire organization with the same frame of reference for dealing with sensitive and complex issues such as conflicts of interest, use of information, confidentiality of personal information, confidentiality of business information, corporate opportunities, use of inside information, fair trading, protection and use of company assets, accounting practices, records retention, compliance with laws, rules and regulations, and duty to report and consequences.

In addition, in 2004 the Corporation formally adopted a Code of Ethics (the “Code”) pursuant to section 406 of SOX and the Rules of NYSE Amex in order to provide written standards and guidance to the Corporation’s directors, principal executive officer, principal financial officer, principal accounting officer or controller or those performing similar functions and any “executive officers” (as defined under Rule 16a-1(f) of the Securities Exchange Act of 1934, as amended) of the Corporation not named above. The purpose of the Code is to promote:

•	honest, and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;
•	compliance with applicable governmental laws, rules and regulations;

•	full, fair, accurate, timely and understandable disclosure in reports and documents that the Corporation files with, or submits to, the Securities and Exchange Commission and in other public communications made by the Corporation;
•	the prompt internal reporting of violations of the Code to an appropriate person or persons identified in the Code; and
•	accountability for adherence to the Code.

The Code is posted on the Corporation's website at www.apollogold.com. Amendments of/and waivers granted under the Code will be disseminated on the Corporation’s website.

Whistleblower Policy

The Corporation's internal controls and corporate reporting and disclosure procedures are intended to prevent, deter and remedy any violation of the applicable laws and regulations that relate to corporate reporting and disclosure, accounting and auditing controls and procedures, securities compliance and other matters pertaining to fraud against shareholders. Even the best systems of control and procedures, however, cannot provide absolute safeguard against such violations.

In 2004, the Audit Committee of the Corporation formally adopted a Whistleblower Policy which governs the process through which employees and others, either directly or anonymously, can notify the Corporation's Compliance Officer or Audit Committee of potential violations or concerns.

The Whistleblower Policy also establishes a mechanism for responding to, and keeping records of, complaints from employees and others regarding such potential violations or concerns.

SCHEDULE “B”

APOLLO GOLD CORPORATION

STOCK OPTION INCENTIVE PLAN

(As Amended and Restated May 7, 2009)

WHEREAS, the Company confirmed and adopted a stock option incentive plan for Eligible Persons in December 2003;

AND WHEREAS the Company wishes to confirm and adopt the Plan;

AND WHEREAS, the Plan is intended to qualify as an Incentive Stock Option Plan pursuant to Section 422 of the United States Internal Revenue Code (the “Code”).

1. Definitions

As used herein, the following terms shall have the following meanings:

(a)	“Affiliates”, each individually an “Affiliate”, means the affiliates of the Company, and for the purposes of the Plan “affiliate” shall have the meaning ascribed to that term in the Securities Act (Ontario);
(b)	“associate” shall have the meaning ascribed to that term in the Securities Act (Ontario);
(c)	“Common Shares” means the common shares in the capital of the Company as such shares are subdivided, consolidated, reclassified or changed from time to time;
(d)	“Consultant” means a person or company, other than an employee, senior officer, or director of the Company or its Affiliates, that:
(i)	is engaged to provide services to the Company or its Affiliates, other than services provided in relation to a distribution,
(ii)	provides the services under a written contract with the Company or its Affiliates, and
(iii)	spends or will spend a significant amount of time and attention on the affairs and business of the Company or its Affiliates,

and includes, for an individual consultant, a company of which the individual consultant is an employee or shareholder, and a partnership of which the individual consultant is an employee or partner

(e)	“Eligible Person” means, subject to all applicable laws:
(i)	any employee, officer, or director of the Company or its Affiliates;
(ii)	any trust of which an employee, officer, director of the Company or its Affiliates is the sole beneficiary;
(iii)	any corporation that provides services to the Company or its Affiliates on an on-going basis and which is wholly-owned by an employee, officer or director of the Company or its Affiliates;
(iv)	any subsidiary of the Company; or
(v)	a Consultant;
(f)	“Insider” means:
(i)	an insider as defined in the Securities Act (Ontario) other than a person who falls within that definition solely by virtue of being a director or senior officer of a subsidiary of the Company; and
(ii)	an associate of any person who is an insider by virtue of (i);
(g)	“Option” means an option to purchase Common Shares granted to an Eligible Person pursuant to the terms of the Plan;
(h)	“Outstanding Issue” means the number of Common Shares that are outstanding on a non- diluted basis;

(i)	“Plan” means this amended stock option plan of the Company dated April 12, 2005;
(j)	“Share Compensation Arrangements” means a stock option, stock option plan, employee stock purchase plan or any other compensation or incentive mechanism involving the issuance or potential issuance of Common Shares to one or more Eligible Persons, including a share purchase from treasury which is financially assisted by the Company by way of a loan, guarantee or otherwise; and
(k)	“subsidiary” shall have the meaning ascribed to that term in the Securities Act (Ontario).

2. Purpose of the Plan

The purpose of the Plan is to (i) develop the interest of certain Eligible Persons in the growth and development of the Company, and (ii) encourage selected individuals to accept or continue employment with the Company or its Affiliates by providing them with the opportunity, through the granting of stock options, to acquire an increased proprietary interest in the Company.

3. Implementation

The Plan will be implemented in accordance with the terms hereof and will be structured to comply with the rules of The Toronto Stock Exchange (the “TSX”), as amended from time to time (the “TSX Rules”) and the Code.

4. Administration

The Plan will be administered by the board of directors of the Company (the “Board”) or, in the Board’s discretion, by a committee (the “Committee”) appointed by the Board and consisting of not less than three members of the Board. Subject to the provisions of the Plan, the Board or the Committee is authorized, in its sole discretion, to make such determinations under and such interpretations of and take such steps and actions in connection with the proper administration of the Plan and such rules and regulations concerning the granting of the Options pursuant to the Plan as it may deem necessary or advisable. All questions of interpretation, implementation, and application of this Plan shall be determined by the Board. Such determinations shall be final and binding on all persons. No member of the Board or of the Committee will be liable for any action or determination taken or made in good faith with respect to the Plan or any Options granted under it. Any determination approved by a majority of the Board or of the Committee will be deemed to be a determination of that matter by the Board or the Committee, as the case may be. Members of the Board or the Committee may be granted Options under the Plan. From and after such time as the Company registers a class of equity securities under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), this Plan shall also be administered in accordance with the disinterested administrative requirements of Rule 16b-3 promulgated by the Securities and Exchange Commission (“Rule 16b-3”), or any successor rule thereto. In addition, to the extent necessary to cause Options issued under the Plan to qualify as performance-based compensation under Code Section 162(m), each member of the Committee shall an “outside director” within the meaning of Code Section 162(m).

5. Number of Shares Dedicated to the Plan

The number of Common Shares reserved for issuance, set aside and made available to the Board or Committee for the granting of Options to eligible grantees (the “Reserved Common Shares”) shall not exceed the lesser of: (a) 10% of the issued and outstanding Common Shares, from time to time; and (b) 23,261,129 Common Shares. All Options granted under the Plan will conform to all applicable provisions prescribed by the Plan and to such specific terms and conditions as may be determined by the Board or the Committee at the time of making each grant, provided that such terms and conditions are not inconsistent with the provisions hereof. Reserved Common Shares for which an Option is granted under the Plan but not exercised prior to the termination of such Option, whether through surrender, termination, lapse or otherwise, shall be available for Options thereafter granted by the Board or the Committee under the Plan. All Common Shares issued pursuant to the exercise of the Options granted under the Plan shall be issued as fully-paid and non-assessable shares.

6. Eligibility

The persons who will be eligible to be granted Options pursuant to the Plan (“Participants”) will be such Eligible Persons as the Board or the Committee shall determine. In determining Options to be granted to Participants under the Plan, the Board or Committee will give due consideration to the value of each such Eligible Person’s present and potential contribution to the success of the Company or its Affiliates.

7. Granting of Options

(a)	Subject to the provisions herein set forth and after review of recommendations from time to time by management for the granting of Options, the Board or Committee shall, in its sole discretion, select those Participants to whom share Options under the Plan shall be granted (an “Optionee”), fix the number of Common Shares to be optioned to each, the date or dates on which such Options shall be granted and the terms and conditions, within the limits prescribed in paragraph 8, attaching to each Option.
(b)	Subject to the provisions contained herein, the following additional provisions shall be applicable to Options granted under the Plan:
(i)	the number of Options issued to any one Optionee under the Plan in any one year period shall not exceed ten percent (10%) of the number of Reserved Common Shares;
(ii)	a majority of the Reserved Common Shares will or may be issuable to Insiders of the Company;
(iii)	the Reserved Common Shares, together with all of the Company’s other previously established or proposed Share Compensation Arrangements, could result, at any time in the number of Common Shares reserved for issuance under the Plan and such other Share Compensation Arrangements exceeding the Reserved Common Shares;
(iv)	each Option shall be evidenced by a written stock option agreement (an “Option Agreement”), in form satisfactory to the Company, executed by the Company and the Optionee; provided however, that the failure by the Company, the Optionee, or both to execute an Option Agreement shall not invalidate the granting of any Option;
(v)	the Option Agreement executed by any Eligible Person who is a U.S. taxpayer shall specify whether each Option it evidences is a non-qualified option (“NQO”) or an incentive stock option (“ISO”). Notwithstanding designation of any Option as an ISO or a NQO, if the aggregate fair market value of the shares under Options designated as ISOs which would become exercisable for the first time by any Optionee at a rate in excess of one hundred thousand dollars ($100,000) in any calendar year (under all plans of the Company), then unless otherwise provided in the Option Agreement or by the Compensation Committee, such Options shall be NQOs to the extent of the excess above one hundred thousand dollars ($100,000). For purposes of this paragraph, Options shall be taken into account in the order in which they were granted, and the fair market value of the shares shall be determined as of the time the Option, with respect to such shares, is granted;
(vi)	no ISO granted to any person who owns, directly or by attribution, stock possessing more than ten (10%) percent of the total combined voting power of all classes of stock of the Company or any Affiliate ( a “Ten Percent Stockholder”) shall be exercisable more than five (5) years after the date of grant;
(vii)	the exercise price per Common Share under any Option granted to any Ten Percent Stockholder shall in no event be less than one hundred and ten percent (110%) of the fair market value of the stock covered by the Option at the time the Option is granted; and
(viii)	if stock acquired upon exercise of an ISO is disposed of in a “disqualifying disposition” within the meaning of Section 422 of the Code, the holder of the stock immediately before the disposition shall notify the Company in writing of the date and terms of the disposition and comply with any other requirements imposed by the Company in order to enable the Company to secure any related income tax deduction to which it is entitled.

8. Terms and Conditions of the Options

The terms and conditions of each Option granted under the Plan shall be set forth in an Option Agreement. An Option Agreement shall include the following terms and conditions:

(a)	Number of Common Shares — The Board or the Committee shall, in its sole discretion, but subject to the TSX Rules, fix the aggregate number of Common Shares which are the subject of the Option.
(b)	Option Price — The Board or the Committee shall fix the exercise price per Common Share under any Option which shall not be less than the market price per Common Share at the time of the grant.

For the purposes of this subparagraph 8(b), “market price per Common Share” at the time of grant means:

(i)	if the exercise price per Common Share under the Option is in Canadian dollars, the mean between the reported high and low sales prices in Canadian dollars on the Toronto Stock Exchange (or if not then traded on such exchange, the closing market price on the over-the-counter market in Toronto) of a Common Share on the date the Option is granted by the Board or the Committee and if there be no sale on such trading day, then the average of the closing bid and ask prices on such trading day; or
(ii)	if the exercise price per Common Share under the Option is in United States dollars, the greater of:
(A)	the mean between the reported high and low sales prices in Canadian dollars (such prices converted into United States dollars using the Bank of Canada noon nominal rate of exchange on the same date as such prices) on the Toronto Stock Exchange of a Common Share on the date the Option is granted by the Board or the Committee and if there be no sale on such trading day, then the average of the closing bid and ask prices on such trading day; and
(B)	the mean between the reported high and low sales prices in United States dollars on the NYSE Amex of a Common Share on the date the Option is granted by the Board or the Committee and if there be no sale on such trading day, then the average of the closing bid and ask prices on such trading day, provided that if the Common Shares are not then traded on any public market, the Board in its sole discretion (but subject to compliance with the TSX Rules) shall determine “market price per Common Share” at the time of grant by application of a method of valuation that the Board or the Committee determines in good faith be a reasonable valuation method. Reference is made to paragraph 11 hereof as to the limit to grants to one person.

(c)	Payment — The full purchase price for the Common Shares purchased under the Option shall unless otherwise provided in the separate Option Agreement, be paid for in cash upon the exercise thereof. An Optionee who is not already a shareholder shall have none of the rights of a shareholder of the Company until Common Shares issuable pursuant to this Option are issued to him.
(d)	Term of Option/Vesting — No Options shall be granted under this Plan after ten (10) years from the adoption of the Plan by the Board of Directors. The Board or the Committee shall fix the term of the Option which term shall not be for more than ten (10) years from the date the Option is granted, subject to subparagraphs (e), (f) and (g) of this paragraph 7. The Board or the Committee shall have discretion to determine any vesting schedule to which an Option is subject.
(e)	Death or Disability of Optionee — In the event of the death of the Optionee prior to the end of the term of the Option, where immediately prior to death such Optionee was an Eligible Person, the Optionee or Optionee’s legal representative may:
(i)	exercise the Option to the extent that the Optionee was entitled to do so at the date of his death at any time up to and including, but not after, a date one (1) year following the date of death of the Optionee, or prior to the close of business on the day of the expiry of the term of the Option, whichever is earlier; and at any time up to and including, but not after, a date twelve (12) months following the date of disability of the Optionee, or prior to the close of business on the day of the expiry of the term of the Option, whichever is earlier; and

(ii)	with the prior written consent of the Board or the Committee, exercise the Option to purchase all or any of the optioned shares as the Board or the Committee may designate but not exceeding the number of optioned shares that the Optionee would have been entitled to otherwise had he survived or not been disabled. The Option may be exercised at any time up to and including, but not after, the respective dates set forth in paragraph (i) above.
(f)	Resignation or Discharge for Cause of Optionee — In the event of the resignation of the Optionee as an employee of the Company or an Affiliate, or the discharge for “cause” of the Optionee as an employee of the Company or an Affiliate, or in the case of any other Eligible Person, in the event of the voluntary termination by the Optionee of the contract with the Company or an Affiliate, or in the event of the termination of the contract with an Eligible Person by the Company or an Affiliate for “cause”, the Option shall in all respects, except as otherwise exercised as set forth below in paragraph (g)(ii) hereof, cease and terminate. For the purposes of the Plan, the determination by the Company that the Optionee was discharged, or that a contract was otherwise terminated for “cause”, shall be binding on the Optionee.
(g)	Other Termination of Optionee — In the event of the termination of employment of the Optionee, or in the case of any other Eligible Person, the contract with the Company or an Affiliate, other than as referred to in paragraph (e) above, the Optionee may:
(i)	exercise the Option to the extent that he was entitled to do so at the time of such termination of employment or contract, at any time up to and including, but not after, the effective date of such termination of employment or contract prior to the close of business on the day of the expiry of the term of the Option, whichever is earlier; and
(ii)	with the prior written consent of the Board or the Committee, which consent may be withheld in the Company’s sole discretion, exercise the Option to purchase all or any of the optioned shares as the Board or the Committee may designate but not exceeding the number of optioned shares that he would have been entitled to otherwise had his employment or other contractual relationship with the Company or an Affiliate been maintained for the term of the Option. The Option may be exercised at any time up to and including, but not after, a date three (3) months following the date of the said termination, or prior to the close of business on the expiry of the term of the Option, whichever is earlier.
(h)	Non-Transferability of Option — The Options granted under the Plan may not be transferred, assigned, (except by will, by laws of descent or, in the case of a NQO, pursuant to a qualified domestic relations order) encumbered or otherwise disposed of by the Optionee, provided that nothing herein shall operate to restrict the transfer of any Common Shares issued pursuant to the exercise of a particular Option granted under the Plan. During the life of the Optionee, an Option shall be exercisable only by Optionee.
(i)	Exercise of Option — Subject to the provisions of the Plan, an Option granted under the Plan shall be exercised from time to time by the Optionee, or in the event of death, by his legal representatives, by giving notice in writing on the notice of exercise form addressed to the Company at its registered office, to the attention of the Secretary of the Company, or to such other person as the Secretary may designate, specifying the number of optioned shares in respect of which such notice is being given, and unless otherwise specified, together with payment by cash or certified cheque in full of the purchase price for the shares being purchased.
(j)	Change of Control — Anything to the contrary in this Plan notwithstanding, Option Agreements approved by resolution of the Board or Committee in the Board’s or Committee’s discretion may provide that all or any part of the Options that are outstanding upon the occurrence of an Effective Change in Control may continue to be exercised by the Optionee holding such Options for such extended period up to and including the normal expiry date of such Options notwithstanding any termination of such Optionee’s status as an employee, officer, director or Consultant to the Company or an Affiliate that may occur on or after the date of such Effective Change in Control. As used in this paragraph 8(j), the term “Effective Change in Control” means the occurrence, within a single transaction or series of related transactions occurring within the same 12-month period, of a change in the identity of persons who individually or collectively hold rights to elect, or to approve the election of, a majority of the members of the Board, including, without limitation, transactions consisting of one or more sales or other transfers of assets or equity securities, mergers, consolidations, amalgamations, reorganizations, or any similar transactions.

9. Change in Structure of Capital/Change of Control

(a)	Changes in Capital Structure — Appropriate adjustments in the number of Common Shares optioned and in the option price per Common Share, relating to Options granted or to be granted, shall be made by the Board or the Committee, in its sole discretion, to give effect to adjustments in the number of Common Shares of the Company resulting, subsequent to the approval of the Plan by the shareholders of the Company from any subdivisions, consolidations or reclassification of the Common Shares of the Company, or other relevant changes in the capital structure of the Company, or the payment of stock dividends other than in the ordinary course of business by the Company; provided that the Board or the Committee has obtained advice of its tax advisors that such adjustment will not likely result in the imposition of additional tax and interest under Code Section 409A.
(b)	Corporate Transactions — In connection with (i) any merger, consolidation, acquisition, separation, or reorganization in which more than fifty percent (50%) of the shares of the Company outstanding immediately before such event are converted into cash or into another security, (ii) any dissolution or liquidation of the Company or any partial liquidation involving fifty percent (50%) or more of the assets of the Company, (iii) any sale of more than fifty percent (50%) of the Company’s assets, or (iv) any like occurrence in which the Company is involved, the Board or the Compensation Committee may, in its absolute discretion, do one or more of the following upon ten (10) days’ prior written notice to all Optionees: (a) accelerate any vesting schedule to which an Option is subject; (b) cancel Options upon payment to each Optionee in cash, with respect to each Option to the extent then exercisable, of any amount which, in the absolute discretion of the Board or the Compensation Committee, is determined to be equivalent to any excess of the market value (at the effective time of such event) of the consideration that such Optionee would have received if the Option had been exercised before the effective time over the exercise price of the Option; (c) shorten the period during which such Options are exercisable (provided they remain exercisable, to the extent otherwise exercisable, for at least ten days after the date the notice is given); or (d) arrange that new Option rights be substituted for the Option rights granted under this Plan, or that the Company’s obligations as to Options outstanding under this Plan be assumed, by an employer corporation other than the Company or by a parent or subsidiary of such employer corporation; provided that the Board or the Committee has obtained advice of its tax advisors that such substitution will not likely result in the imposition of additional tax and interest under Code Section 409A. The actions described in this paragraph may be taken without regard to any resulting tax consequence to the Optionee.

10. Amendment or Discontinuance of Plan

The Board may amend the Plan at any time subject to prior approval of the TSX and compliance with the applicable TSX Rules.

11. Limit to Grants

(a)	The number of securities issuable to Insiders, at any time, under all security based compensation arrangements, cannot exceed 10% of the Outstanding Issue;
(b)	the number of securities issued to Insiders, within any one year period, under all security based compensation arrangements, cannot exceed 10% of the Outstanding Issue; and
(c)	the number of Common Shares reserved for issuance to any one person pursuant to the grant of Options under the Plan or otherwise may not exceed 5% of the Outstanding Issue. In addition, the issuance of Common Shares to any Insider and his or her associates under the Plan, within a one-year period, shall not exceed 5% of the Outstanding Issue.

12. Miscellaneous

(a)	No Rights as a Shareholder

Nothing contained in the Plan nor in any Option granted hereunder shall be deemed to give any Optionee any interest or title in or to any Common Shares of the Company or any rights as a shareholder of the Company or any other legal or equitable right against the Company whatsoever other than as set forth in the Plan and pursuant to the exercise of any Option.

(b)	Approval by Shareholders

Should any regulatory authority require, the Plan shall be subject to the approval of the shareholders of the Company to be given by resolution approved by a simple majority of votes cast at the next Annual and Special Meeting of Shareholders and the approval of all regulatory authorities having jurisdiction. Notwithstanding the foregoing, certain shareholders may not be permitted to participate in a vote on the Plan as required by regulatory authorities having jurisdiction. Any Options granted prior to such approvals shall be conditional upon and suspended until such approvals have been given.

(c)	Renewal of Plan

Subject to paragraph 11(b), the approval of the Plan, as then amended and in effect, by shareholders of the Company shall be renewed at the Annual and Special Meeting of Shareholders every three years.

(d)	Employment

Nothing contained in the Plan shall confer upon any Participant any right with respect to employment or continuance of employment or other relationship with the Company or any Affiliate, or interfere in any way with the right of the Company or any Affiliate to terminate such employment or other relationship at any time. Participation in the Plan by a Participant is voluntary.

(e)	Record Keeping

The Company shall maintain a register in which shall be recorded:

(i)	the name and address of each Participant; and
(ii)	the number of Options granted to a Participant and the number of Options outstanding.
(f)	Administration of the Plan

The Board or the Committee is authorized to interpret the Plan from time to time and to adopt, amend and rescind rules and regulations for carrying out such Plan provided, however, that no amendment shall be made to the Plan without the prior approval of the TSX. The interpretation and construction of any provision of the Plan by the Board or the Committee shall be final and conclusive. Administration of the Plan shall be the responsibility of the appropriate officers of the Company and all costs in respect thereof shall be paid by the Company.

(g)	Income Taxes

As a condition of and prior to participation in the Plan a Participant shall authorize the Company in written form to withhold from any remuneration otherwise payable to such Participant any amounts required by any taxing authority to be withheld for taxes of any kind as a consequence of such participation in the Plan.

(h)	No Representation or Warranty

The Company makes no representation or warranty as to the future market value of any Common Shares issued in accordance with the provisions of the Plan.

(i)	Interpretation

The Plan will be governed by and construed in accordance with the laws of the Province of Ontario.

(j)	Financial Assistance

Subject to compliance with applicable corporate and securities laws, the Board may at any time authorize the Company to loan money to a Participant in order to assist him or her to exercise Options granted under the Plan. Such loan shall be provided on a non-recourse basis, shall be non-interest bearing and shall be on such other terms and conditions to be determined from time to time by the Board.

(k)	Compliance with Applicable Law, etc.

If any provision of the Plan or any agreement entered into pursuant to the Plan contravenes any law or any order, policy, by-law or regulation of any regulatory body or stock exchange having authority over the Company or the Plan then such provision shall be deemed to be amended to the extent required to bring such provision into compliance therewith. Subject to compliance with applicable securities legislation, grants of Options pursuant to the Plan may be made prior to the receipt of the necessary approvals required by the TSX Rules provided that the Option agreements evidencing such grants shall specify that they shall not be exercisable, in whole or in part, unless such approvals are received.

(l)	Option Pricing and Undisclosed Material Information

Option exercise prices shall not be determined hereunder based upon market prices which are not reflective of material information of which management is aware but which has not been publicly disclosed in accordance with applicable securities legislation unless the grantee is neither an employee nor an Insider of the Company or its Affiliates at the time that the exercise price is determined.

(m)	Compliance with Code Section 409A

Although the Company intends that Options will be exempt from, or will comply with, the requirements of Code Section 409A, the Company does not warrant that any Option under the Plan will qualify for favorable tax treatment under Code Section 409A or any other provision of federal, state, local or foreign law. The Company shall not be liable to any participant in the Plan for any tax, interest or penalties such participant might owe as a result of the grant, holding, vesting or exercise of any Option under the Plan. If, at any time, tax advisors to the Company determine that the terms of any outstanding Option result in additional tax or interest to the holder under Code Section 409A, the Board or the Committee shall have the authority to enter into an amendment of such Option, consistent with the purposes of this Plan, that is designed to avoid such additional tax or interest.

APOLLO GOLD CORPORATION

FOR USE AT THE ANNUAL MEETING OF SHAREHOLDERS
OF APOLLO GOLD CORPORATION TO BE HELD ON

May 7, 2009

YOUR VOTE IS IMPORTANT

Apollo Gold Corporation
PROXY

The undersigned shareholder of Apollo Gold Corporation (the “Corporation”) hereby appoints R. David Russell, President of the Corporation, or failing him, Melvyn Williams, Chief Financial Officer of the Corporation, or instead of either of the foregoing  as the nominee of the undersigned, with full power of substitution, to attend and act for and on behalf of the undersigned at the annual meeting of shareholders of the Corporation to be held at the Hyatt Regency Tech Center, 7800 East Tufts Avenue, Denver, Colorado, USA, on Wednesday, May 7, 2009 at the hour of 10 a.m. (Colorado Time), and at any adjournment or adjournments thereof, to the same extent and with the same power as if the undersigned were personally present at the said meeting or such adjournment or adjournments thereof and, without limiting the generality of the power hereby conferred, with respect to all shares registered in the name of the undersigned, the nominees named above are specifically directed to vote or withhold from voting as indicated on the reverse side hereof.

THIS PROXY IS SOLICITED ON BEHALF OF MANAGEMENT OF THE CORPORATION.

WITHOUT LIMITING THE GENERAL AUTHORIZATION AND POWER HEREBY GIVEN, ALL THE SHARES REGISTERED IN THE NAME OF THE UNDERSIGNED ARE TO BE VOTED AS INDICATED ON THE REVERSE AND MAY BE VOTED IN THE DISCRETION OF THE NOMINEE WITH RESPECT TO AMENDMENTS OR VARIATIONS TO THE MATTERS IDENTIFIED IN THE NOTICE OF THE MEETING, AND/OR IN RESPECT OF ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING AND IN SUCH MANNER AS SUCH NOMINEE IN HIS JUDGMENT MAY DETERMINE. IF NO CHOICE IS SPECIFIED THIS PROXY WILL CONFER DISCRETIONARY AUTHORITY AND WILL BE VOTED IN FAVOUR OF THE MATTERS REFERRED TO ABOVE.

A SHAREHOLDER HAS THE RIGHT TO APPOINT A PERSON (WHO NEED NOT BE A SHAREHOLDER) TO ATTEND AND ACT FOR HIM AND ON HIS BEHALF AT THE MEETING OTHER THAN THE PERSONS DESIGNATED IN THIS FORM OF PROXY. SUCH RIGHT MAY BE EXERCISED BY FILLING IN THE NAME OF SUCH PERSON IN THE BLANK SPACE PROVIDED.

(SEE REVERSE SIDE)

☒	Please mark boxes as in this sample.

Directors and management recommend shareholders vote FOR the following matters:

(1) Election of Directors

G. Michael Hobart R. David Russell	Charles E. Stott W.S. Vaughan	Marvin K. Kaiser Robert W. Babensee David W. Peat	☐ FOR all nominees listed (excepted as indicated to the contrary below)	☐ WITHHOLD from all nominees listed

To withhold authority to vote for any individual nominee, please write that nominee’s name(s) on the line below.

(2) Appointment of Auditor

    FOR  ☐             WITHHOLD  ☐

(3) Approval of the Stock Option Incentive Plan Resolution

    FOR  ☐             WITHHOLD  ☐

DATED THE  DAY OF , 2009.

Name of Shareholder (please print)

Per:

Signature of Shareholder

Notes:

(1)	This proxy form must be signed by the shareholder or by his attorney authorized in writing or, if the shareholder is a Corporation, by an officer or attorney thereof duly authorized.
(2)	If this proxy is not dated in the space provided, it shall be deemed to bear the date on which the form of proxy is mailed by management.

APOLLO GOLD CORPORATION

SUPPLEMENTAL MAILING REQUEST

To Registered Holders and Non-Registered Holders (Beneficial Holders) of Common shares

In accordance with National Instrument 54-102 – Interim Financial Statement and Report Exemption AND National Instrument 51-102 – Continuous Disclosure Obligations, a registered shareholder or a non-registered shareholder (beneficial shareholder) may elect annually to have his or her name added to an issuer’s supplemental mailing list, in order to receive, DIRECTLY from the issuer:

(i)	the issuer’s annual report (including annual financial statements and management discussion and analysis), and
(ii)	the issuer’s interim financial statements or quarterly financial statements and interim management discussion and analysis, or any other report for the first, second or third fiscal quarter (collectively, the “Financial Reports”).

If you are interested in receiving such Financial Reports, please complete and return this form to:

Apollo Gold
5655 S. Yosemite Street, Suite 200
Greenwood Village, Colorado, 80111

Keep in mind these Financial Reports are also available on the Company website at www.apollogold.com. If you do not complete and return this form, it will be presumed that you do NOT wish to receive these Financial Reports.

Choose One Method of Receipt (Must select one and complete the requested information to receive reports. Please print clearly.):

☐	By Mail Name
Address

☐	By E-mail (pdf format) E-mail Address
☐	By Fax Fax Number

Choose Type of Financial Reports:

☐ Annual	☐ Interim	☐ Both
Name of Shareholder:
Signature:	I certify that I am a registered shareholder

or

Signature:	I certify that I am a non-registered shareholder (beneficial holder)
Name and Title:	Print name and title of signatory if different from shareholder
Date: